                                                                     EXHIBIT 2.1


================================================================================



                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           THANE INTERNATIONAL, INC.,

                        RELIANT ACQUISITION CORPORATION,

                         RELIANT INTERACTIVE MEDIA CORP.

                                       and

             KEVIN HARRINGTON, TIMOTHY HARRINGTON AND MEL ARTHUR, as
                Stockholders of Reliant Interactive Media Corp.

                           --------------------------

                                      Dated

                                December 6, 2001

                           ---------------------------



================================================================================

                                TABLE OF CONTENTS



ARTICLE I             DEFINITIONS.................................................................................


ARTICLE II            THE MERGER.................................................................................

     SECTION 2.1           The Merger............................................................................
     SECTION 2.2           Filing................................................................................
     SECTION 2.3           Effective Time of the Merger..........................................................
     SECTION 2.4           Effect of the Merger..................................................................
     SECTION 2.5           Charter...............................................................................
     SECTION 2.6           Bylaws................................................................................
     SECTION 2.7           Directors and Officers................................................................
     SECTION 2.8           Conversion............................................................................
     SECTION 2.9           Closing..............................................................................
ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE CONTROLLING STOCKHOLDERS........
     SECTION 3.1           Organization and Standing.............................................................
     SECTION 3.2           Authorization.........................................................................
     SECTION 3.3           Due Execution and Delivery; Binding Obligations.......................................
     SECTION 3.4           No Violation..........................................................................
     SECTION 3.5           Consents and Approvals................................................................
     SECTION 3.6           Subsidiaries..........................................................................
     SECTION 3.7           Permits...............................................................................
     SECTION 3.8           Capital Stock.........................................................................
     SECTION 3.9           Litigation............................................................................
     SECTION 3.10          Financial Statements; No Undisclosed Liabilities; Commission Documents................
     SECTION 3.11          Change in Condition...................................................................
     SECTION 3.12          Employee Benefit Plans and Labor Matters..............................................
     SECTION 3.13          Interests in Real Property............................................................
     SECTION 3.14          Leases................................................................................
     SECTION 3.15          Compliance with Law...................................................................
     SECTION 3.16          Related Party Transactions............................................................
     SECTION 3.17          Tax Matters...........................................................................
     SECTION 3.18          Environmental Matters.................................................................
     SECTION 3.19          Intellectual Property.................................................................
     SECTION 3.20          Registration Rights...................................................................
     SECTION 3.21          Insurance.............................................................................
     SECTION 3.22          Material Contracts....................................................................
     SECTION 3.23          Questionable Payments.................................................................
     SECTION 3.24          Brokers...............................................................................
     SECTION 3.25          Books and Records.....................................................................


                                       (i)

     SECTION 3.26          Personal Property.....................................................................
     SECTION 3.27          Advertising...........................................................................
     SECTION 3.28          Customer Warranties...................................................................
     SECTION 3.29          Products Liability....................................................................
     SECTION 3.30          Capital Expenditures and Investments..................................................
     SECTION 3.31          Accounts Receivable; Inventories......................................................
     SECTION 3.32          Disclosure............................................................................

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THANE....................................................

     SECTION 4.1           Organization and Standing.............................................................
     SECTION 4.2           Authorization.........................................................................
     SECTION 4.3           Due Execution and Delivery; Binding Obligations.......................................
     SECTION 4.4           Capital Stock.........................................................................
     SECTION 4.5           No Violation..........................................................................
     SECTION 4.6           Consents and Approvals................................................................
     SECTION 4.7           Subsidiaries..........................................................................
     SECTION 4.8           Permits...............................................................................
     SECTION 4.9           Litigation............................................................................
     SECTION 4.10          Financial Statements; No Undisclosed Liabilities......................................
     SECTION 4.11          Change in Condition...................................................................
     SECTION 4.12          Employee Benefit Plans and Labor Matters..............................................
     SECTION 4.13          Interests in Real Property............................................................
     SECTION 4.14          Leases................................................................................
     SECTION 4.15          Compliance with Law...................................................................
     SECTION 4.16          Related Party Transactions............................................................
     SECTION 4.17          Tax Matters...........................................................................
     SECTION 4.18          Environmental Matters.................................................................
     SECTION 4.19          Intellectual Property.................................................................
     SECTION 4.20          Insurance.............................................................................
     SECTION 4.21          Material Contracts....................................................................
     SECTION 4.22          Questionable Payments.................................................................
     SECTION 4.23          Brokers...............................................................................
     SECTION 4.24          Books and Records.....................................................................
     SECTION 4.25          Personal Property.....................................................................
     SECTION 4.26          Advertising...........................................................................
     SECTION 4.27          Customer Warranties...................................................................
     SECTION 4.28          Products Liability....................................................................
     SECTION 4.29          Capital Expenditures and Investments..................................................
     SECTION 4.30          Accounts Receivable; Inventories......................................................
     SECTION 4.31          Disclosure............................................................................
     SECTION 4.32          Krane Holdings, Inc...................................................................

ARTICLE V             COVENANTS OF THE CORPORATION...............................................................

     SECTION 5.1           Operation of Business.................................................................
     SECTION 5.2           Access to Books and Records...........................................................


                                      (ii)

     SECTION 5.3           Compliance with Conditions; Commercially Reasonably Efforts...........................
     SECTION 5.4           Consents and Approvals................................................................
     SECTION 5.5           Corporation Stockholder Approval......................................................
     SECTION 5.6           No Solicitation.......................................................................
     SECTION 5.7           Notification of Certain Matters.......................................................
     SECTION 5.8           Certain Tax Covenants.................................................................
     SECTION 5.9           Confidentiality.......................................................................
     SECTION 5.10          Certain Tax Covenants.................................................................
     SECTION 5.11          Options Cancellation..................................................................

ARTICLE VI            COVENANTS OF THANE.........................................................................

     SECTION 6.1           Operation of Business.................................................................
     SECTION 6.2           Access to Books and Records...........................................................
     SECTION 6.3           Compliance with Conditions; Commercially Reasonable Efforts...........................
     SECTION 6.4           Consents and Approvals................................................................
     SECTION 6.5           Registration Statement; Listing.......................................................
     SECTION 6.6           Confidential Information..............................................................
     SECTION 6.7           Notification of Certain Matters.......................................................
     SECTION 6.8           Working Capital.......................................................................

ARTICLE VII           CONDITIONS PRECEDENT TO CLOSING............................................................

     SECTION 7.1           Conditions to the Corporation's Obligations...........................................
     SECTION 7.2           Conditions to Thane's Obligations.....................................................

ARTICLE VIII          TERMINATION................................................................................

     SECTION 8.1           Termination of Agreement..............................................................
     SECTION 8.2           Effect of Termination.................................................................

ARTICLE IX            INDEMNIFICATION............................................................................

     SECTION 9.1           Survival; Indemnification.............................................................
     SECTION 9.2           Limitations...........................................................................
     SECTION 9.3           Third Party Claims....................................................................
     SECTION 9.4           Security for the Indemnification Obligation...........................................

ARTICLE X             MISCELLANEOUS..............................................................................

     SECTION 10.1          Amendment and Modification............................................................
     SECTION 10.2          Notices...............................................................................
     SECTION 10.3          Governing Law.........................................................................
     SECTION 10.4          Entire Agreement......................................................................
     SECTION 10.5          Waivers and Extensions................................................................
     SECTION 10.6          Titles and Headings; Interpretation...................................................
     SECTION 10.7          Exhibits and Schedules................................................................
     SECTION 10.8          Expenses; Brokers.....................................................................

                                      (iii)

     SECTION 10.9          Press Releases and Public Announcements...............................................
     SECTION 10.10         Assignment; No Third Party Beneficiaries..............................................
     SECTION 10.11         Severability..........................................................................
     SECTION 10.12         Counterparts; Facsimile...............................................................
     SECTION 10.13         Further Assurances....................................................................
     SECTION 10.14         Remedies Cumulative...................................................................





                                      (iv)

                       AMENDED AND RESTATED AGREEMENT AND
                                 PLAN OF MERGER

                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 6th day of December, 2001 (the "Agreement"), by and among THANE INTERNATIONAL, INC., a Delaware corporation ("Thane"), RELIANT ACQUISITION CORPORATION, a Nevada corporation wholly owned by Thane ("Acquisition"), RELIANT INTERACTIVE MEDIA CORP., a Nevada corporation (the "Corporation"), and KEVIN HARRINGTON, TIMOTHY HARRINGTON and MEL ARTHUR, stockholders of the Corporation (individually, a "Controlling Stockholder," and collectively, the "Controlling Stockholders"). The Corporation, Acquisition, Thane and the Controlling Stockholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:


                  WHEREAS, the Corporation, Thane and the Controlling Stockholders entered into that certain Agreement and Plan of Merger and Plan of Reorganization, dated as of November 21, 2001 (the "Original Agreement"); and

                  WHEREAS, it is the intent of the Parties that the structure of the transactions contemplated by the Original Agreement be amended and the Parties desire to amend and restate the Original Agreement to more clearly delineate such intent; and

                  WHEREAS, the Corporation is a publicly traded company whose shares of common stock, par value $.001 per share (the "Corporation Common Stock"), are currently traded on the National Association of Securities Dealer's Over-the-Counter Electronic Bulletin Board ("OTC-BB"); and

                  WHEREAS, Acquisition desires to merge with and into the Corporation, and Thane and Acquisition desire that Acquisition be merged with and into the Corporation, so that the Corporation will be the surviving corporation (the "Merger"), all upon the terms and subject to the conditions set forth herein and in accordance with the laws of State of Nevada; and

                  WHEREAS, the parties hereto intend that such transaction be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and in furtherance thereof, intend that this Agreement shall be a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Code; and

                  WHEREAS, the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the capital stock of the Corporation into shares of the Class A common stock, par value $.001 per share (the "Thane Common Stock"), of Thane and such other terms and conditions as may be required or permitted to be stated in this Agreement, are set forth below; and

                  WHEREAS, the Board of Directors of each of the Corporation and Thane have unanimously (i) determined that the Merger is advisable and is fair to, and in the best interests of, each of the Corporation and Thane, respectively, and (ii) resolved to recommend that the stockholders of each of such companies adopt and approve the Merger and this Agreement; and

                  WHEREAS, as a material inducement to Thane to enter into this Agreement and to consummate the transactions contemplated hereby, the Controlling Stockholders concurrently with the execution of this Agreement are executing and delivering the Amended and Restated Affiliate Voting Agreement in the form of Exhibit A hereto; and

                  WHEREAS, effective immediately prior to the Effective Time (as defined herein), Thane will effect a stock split with respect to its then-outstanding shares of Thane Common Stock, as determined by Thane's Board of Directors (the "Stock Split"); and

                  NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition" shall have the meaning set forth in the Preamble.

                  "Action" means any Claim, suit, litigation, proceeding, arbitration or mediation.

                  "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person; (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent (5%) or more of the equity or voting securities; (c) any Person that holds, of record or beneficially, five percent (5%) or more of the equity or voting securities of such Person; (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs; (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of its affairs by such Person; (f) any director, officer, partner or individual holding a similar position in respect of such Person; or (g) as to any natural Person, any Person related by blood, marriage or adoption and any Person owned by such Persons, including without limitation, any spouse, parent, grandparent, aunt, uncle, child, grandchild, sibling, cousin or in-law of such Person.

                  "Affiliate Voting Agreement" means that certain Amended and Restated Affiliate Voting and Lock-Up Agreement, executed by the Corporation, Thane and each of the Controlling Stockholders, on the date hereof, as the same may be amended from time to time.

                  "Alternative Transaction" shall have the meaning set forth in
Section 5.6(a).

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Applicable Law" means, with respect to any Person, any law, statute, rule, regulation, ordinance, order, writ, injunction, judgment or decree of any Governmental Authority to which such Person or any of its Subsidiaries is bound or to which any of their respective assets or properties is subject.

                  "Articles of Merger" shall have the meaning set forth in
Section 2.2.

                  "Business Combination" means, with respect to any person, (a) any merger, consolidation, share exchange, reorganization or other business combination transaction to which such Person is a party, (b) any sale, or other disposition of any capital stock or other equity interests of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or the exercise of Options or warrants outstanding on the date hereof or issued in accordance with this Agreement), (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction,
(d) any sale, dividend or other disposition of all or a substantial portion of the assets and properties of such Person (including by way of exclusive license or joint venture formation) other than sales of inventory and license in the ordinary course of such Person's business and consistent with past practice, or
(e) the entering into of any Contract or understanding, the granting of any rights or Options, or the acquiescence of such Person, to do any of the foregoing.

                  "Business Day" means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

                  "Bylaws" with respect to any corporation means the bylaws of such corporation.

                  "CERCLA" means Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Regulations thereunder.

                  "CERCLIS" means Comprehensive Environmental Response, Compensation, and Liability Information System.

                  "Certificates" shall have the meaning set forth in Section 2.8(b)(ii).

                  "Charter" with respect to any corporation means the certificate of incorporation or articles of incorporation of such corporation.

                  "Claim" means any action, suit, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing" shall have the meaning set forth in Section 2.9.

                  "Closing Date" shall have the meaning set forth in Section
2.9.

                  "COBRA" shall have the meaning set forth in Section 3.12(d).

                  "Code" shall have the meaning set forth in the Recitals.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Commission Documents" shall have the meaning set forth in
Section 3.10(d).

                  "Contract" means any agreement, contract, commitment, instrument, document, certificate or other binding arrangement or understanding, whether written or oral.

                  "Controlling Stockholder" and "Controlling Stockholders" shall have the meaning set forth in the Preamble.

                  "Corporation" shall have the meaning set forth in the Preamble.

                  "Corporation Commitments" shall have the meaning set forth in
Section 3.22(a).

                  "Corporation Common Stock" shall have the meaning set forth in the Recitals.

                  "Corporation Employee Benefit Plans" shall have the meaning set forth in Section 3.12(a)(iii).

                  "Corporation Entities" means collectively, the Corporation and each of its direct and indirect Subsidiaries identified on Exhibit B hereto.

                  "Corporation Financial Statements" shall have the meaning set forth in Section 3.10(a).

                  "Corporation Leases" shall have the meaning set forth in
Section 3.14(a)(i).

                  "Corporation Special Meeting" shall have the meaning set forth in Section 5.5(a).

                  "DGCL" means the Delaware General Corporation Law as in effect on the date hereof.

                  "Documents" means (i) this Agreement, (ii) the Affiliate Voting Agreement, (iii) the Employment Agreements and (iv) the Escrow Agreement.

                  "Effective Time" means the meaning set forth in Section 2.3.

                  "Employment Agreement" shall mean those Employment Agreements, dated as of the Closing Date, between the Corporation and each of the Controlling Stockholders, substantially in the forms attached hereto as Exhibit C.

                  "Environmental Law" means any Regulation, Order, settlement agreement or Governmental Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning the environment, health, safety or Hazardous Substances, including without limitation, discharges, emissions, releases or threatened releases of noises, odors or any Hazardous Substances, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances, including but not limited to CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, any so-called "Superlien" law, all as now or hereafter amended or supplemented, and the Regulations promulgated thereunder, and any other similar Federal, state or local Regulations.

                  "ERISA" shall have the meaning set forth in Section
3.12(a)(i).

                  "Escrow Agent" means Citibank, N.A.

                  "Escrow Agreement" means that certain Escrow Agreement, to be dated the Closing Date, among the Controlling Stockholders, the Corporation, the Thane Securing Stockholders and the Escrow Agent, substantially in the form attached hereto as Exhibit D.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Agent" shall have the meaning set forth in Section 2.8(b)(i).

                  "Exchange Fund" shall have the meaning set forth in Section 2.8(b)(i).

                  "Exchange Ratio" means (i) if the Krane Merger is completed on or prior to the Effective Time, 0.3352182 share of Thane Common Stock for every one (1) share of Corporation Common Stock or (ii) if the Krane Merger is not completed on or prior to the Effective time, 0.3440462 share of Thane Common Stock for every one (1) share of Corporation Common Stock, in either case assuming (a) a proposed Stock Split of 32:1 prior to the Effective Time, (b) 11,583,621 shares of Corporation Common Stock outstanding on the date hereof,
(c)(i) 1,092,105 shares of Thane Common Stock outstanding if the Krane Merger is completed prior to the Effective Time (prior to a Stock Split) and (ii) 1,018,034 shares of Thane Common Stock outstanding if the Krane Merger is not completed prior to the Effective Time (prior to a Stock Split), and (d) no Options to acquire Corporation Common Stock outstanding. The Exchange Ratio set forth above shall be adjusted (a) proportionately (i) in the event no Stock Split is effected by Thane prior to the Effective Time or any Stock Split so effected prior to the Effective Time is in a ratio other than 32:1 or (ii) in the event of a stock dividend (other than the Stock Split), recapitalization or other transaction that has the effect of increasing or decreasing the number of shares of capital stock held by all the stockholders of either Thane or the Corporation as set forth above and (b) downward in the event there are more than 11,583,621 shares of Corporation Common Stock outstanding.

                  "Financial Statement Date" shall have the meaning set forth in
Section 3.10(a).

                  "GAAP" means United States generally accepted accounting principles, consistently applied, as in existence at the date hereof.

                  "Governmental Authority" means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

                  "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through a Contract or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other Investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, ura formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, any chemicals, materials or substances defined or included in the definition of "hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any Governmental Authority and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products or by-products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Law or which are regulated, listed or controlled by, under or pursuant to any Environmental Law, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other Regulation or Order.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

                  "Hurdle Rate" shall have the meaning set forth in Section 9.2(a).

                  "Indebtedness" with respect to any Person, means (a) any obligation of such Person for borrowed money, but in any event shall include:
(i) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due); (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder;
(iii) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens; (iv) capitalized lease obligations; and (v) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within sixty (60) days of their due date and are not being contested; (c) annual employee bonus obligations that are not accrued on the financial statements; and (d) retroactive insurance premium obligations.

                  "Indemnified Party" shall have the meaning set forth in
Section 9.3(a).

                  "Indemnifying Party" shall have the meaning set forth in
Section 9.3(a).

                  "Intellectual Property" means all domestic and foreign trademarks, service marks, trade names, corporate and business names, brand names, Internet domain names, universal resource locators ("URLs"), designs, logos, trade dress, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, provisionals, reissues, and applications for any of the foregoing); registered copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 USC section 901) and any registrations and applications for "mask works"; inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data and customer lists; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (whether or not patentable) (collectively, "Trade Secrets"); all improvements and refinements of any of the foregoing; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real Persons; in each case used in or necessary for the business of a Person or any of its Subsidiaries.

                  "Investment" means (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments, capital stock, Options, securities or ownership interests (including partnership interests and joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.

                  "Knowledge" means (a) as to the Controlling Stockholders, the actual or constructive knowledge of any of the Controlling Stockholders, (b) as to the Corporation, the actual or constructive knowledge of the senior management of the Corporation and the most senior person in any office or facility of the Corporation, assuming such persons act in a prudent business fashion, and (c) as to Thane, the actual or constructive knowledge of the senior management of Thane assuming such persons act in a prudent business fashion. For the purpose of this definition, the term "constructive knowledge" shall mean the knowledge that a Person had or should have had in the proper performance of his or her duties.

                  "Krane Merger" means the merger or other similar business combination between Thane and Krane Holdings, Inc., a Delaware corporation.

                  "License Agreements" shall have the meaning set forth in
Section 3.19(b).

                  "Lien" means any (a) security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, charge, restriction on transfer or otherwise, or interest of another Person of any kind or nature, including any conditional sale or other title retention Contract or lease in the nature thereof; (b) any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute; and (c) any subordination arrangement in favor of another Person.

                  "Material Adverse Effect" means a material adverse effect (i) on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole, or Thane and its Subsidiaries, taken as a whole, as the case may be, other than as a result of general economic or industry conditions or (ii) on the ability of the Corporation or any of its Subsidiaries or Thane and its Subsidiaries, as the case may be, to perform their respective obligations hereunder or under any of the other Documents.

                  "Merger" shall have the meaning set forth in the Preamble.

                  "Merger Consideration" shall have the meaning set forth in 2.8(a)(ii).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NGCL" means the Nevada General Corporation Law as in effect on the date hereof.

                  "Notice" shall have the meaning set forth in Section 10.2.

                  "Occurrence" means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, shipped, sold or delivered by or on behalf of any of the Corporation Entities or the Thane Entities, as the case may be, which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

                  "Option" means any subscription, option, warrant, right, security, Contract, commitment, understanding, stock appreciation right, phantom stock option, profit participation or arrangement by which with respect (a) any Corporation Entity, such Corporation Entity is bound to issue any additional shares of its capital stock or an interest in the equity or equity appreciation of such Corporation Entity or rights pursuant to which any Person has a right to purchase shares of such Corporation Entity's capital stock or an interest in the equity or equity appreciation of such Corporation Entity or (b) any Thane Entity, such Thane Entity is bound to issue any additional shares of its capital stock or an interest in the equity or equity appreciation of such Thane Entity or rights pursuant to which any Person has a right to purchase shares of such Thane Entity's capital stock or an interest in the equity or equity appreciation of such Thane Entity.

                  "Order" means any writ, decree, order, judgment, injunction, rule, ruling, Lien, voting right, consent of or by an Authority.

                  "Original Agreement" shall have the meaning set forth in the Recitals.

                  "OTC-BB" shall have the meaning set forth in the Recitals.

                  "Overlap Period" shall have the meaning set forth in Section 5.8(b).

                  "Party" or "Parties" shall have the meanings set forth in the Preamble.

                  "Permits" shall have the meaning set forth in Section 3.7.

                  "Permitted Liens" means (a) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (c) other liens or imperfections on property which are not material in amount, do not materially interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not materially impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

                  "Person" means any individual, partnership, corporation, limited liability company, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or political subdivision thereof, or other entity.

                  "Pre-Closing Period" shall have the meaning set forth in
Section 3.17(a).

                  "Proposal Notice" shall have the meaning set forth in Section 5.6(a).

                  "Pro Rata Portion" means (a) with respect to the Controlling Stockholders, each Controlling Stockholder's proportion of the Reliant Escrow Shares determined (for each Controlling Stockholder) by dividing (i) the number of shares of Thane Common Stock issuable to such Controlling Stockholder pursuant to the Merger by (ii) the aggregate number of shares of Thane Common Stock issuable to the Controlling Stockholders pursuant to the Merger, and (b) with respect to the Thane Securing Stockholders, each Thane Securing Stockholder's proportion of the Thane Escrow Shares determined (for each Thane Securing Stockholder) by dividing (i) the number of shares of Thane Common Stock owned by such Thane Securing Stockholder immediately prior to the Effective Time by (ii) aggregate number of shares of Thane Common Stock owned by all of the Thane Securing Stockholders immediately prior to the Effective Time.

                  "Registration Statement" shall have the meaning set forth in
Section 6.5(a).

                  "Regulation" means any rule, law, code, statute, regulation, ordinance, requirement, announcement, policy, guideline, rule of common law or other binding action of or by an Governmental Authority and any judicial interpretation thereof.

                  "Related Party" shall have the meaning set forth in Section 3.16.

                  "Reliant Escrow Shares" means the number of shares of Thane Common Stock owned by the Controlling Stockholders having a fair market value equal to $2.4 million based on the opening price of the Thane Common Stock on the Nasdaq National Market, or if the Thane Common Stock is not then admitted for trading on the Nasdaq National Market, the opening price of the Thane Common Stock on such national securities exchange or such other exchange on which the Thane Common Stock is then listed for quotation. The Reliant Escrow Shares are to be deposited by the Controlling Stockholders in connection with the Closing into escrow pursuant to the Escrow Agreement in order to secure the indemnification obligations of the Corporation and the Controlling Stockholders pursuant to Article IX hereof. Each Controlling Stockholder shall contribute into escrow his Pro Rata Portion of shares of the Thane Common Stock constituting the Reliant Escrow Shares.

                  "Representatives" shall have the meaning set forth in Section 5.6(a).

                  "Schedule" shall have the meaning set forth in Article III.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, (c) designs, processes, procedures and data collectors, and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "Stock Split" shall have the meaning set forth in the Recitals.

                  "Subsequent Filings" shall have the meaning set forth in
Section 3.10(d).

                  "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect at least a majority of directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of at least a majority of the directors or other governing body of such Person, or (iii) the power to direct or cause the direction of the affairs or management of such Person. For purposes of this definition, a Person is deemed to own any capital stock or other ownership interest if such Person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

                  "Superior Proposal" means an unsolicited Alternative Transaction made by a third party to the board of directors of the Corporation which in the good faith judgment of the board of directors of the Corporation,
(a) consistent with the written advice of an independent reputable investment bank, provides higher value to the Corporation's stockholders than the transactions contemplated by this Agreement; (b) is likely to be consummated in accordance with its terms; and (c) all required financing is supported by a commitment letter in customary form.

                  "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

                  "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

                  "Tax Returns" means all returns, declarations, statements, schedules, forms, reports, information returns, elections, disclosures, estimates or other documents (including any related or supporting information), and any amendments thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

                  "Thane" shall have the meaning set forth in the Preamble.

                  "Thane Commitments" shall have the meaning set forth in
Section 4.19(a).

                  "Thane Common Stock" shall have the meaning set forth in the Recitals.

                  "Thane Employee Benefit Plans" shall have the meaning set forth in Section 4.11(a).

                  "Thane Entities" shall mean collectively Thane and each of its direct and indirect Subsidiaries set forth on Exhibit E hereto.

                  "Thane Escrow Shares" means shares of Thane Common Stock owned by the Thane Securing Stockholders having a fair market value equal to $2.4 million based on the opening price of the Thane Common Stock on the Nasdaq National Market, or if the Thane Common Stock is not admitted for trading on the Nasdaq National Market, the opening price of the Thane Common Stock on such national securities exchange or such other exchange on which the Thane Common Stock is then listed for quotation. The Thane Escrow Shares are to be deposited in connection with the Closing into escrow pursuant to the Escrow Agreement in order to secure the indemnification obligations of the Thane pursuant to Article IX. Each Thane Securing Stockholder shall contribute its Pro Rata Portion of the shares of Thane Common Stock constituting the Thane Escrow Shares.

                  "Thane Financial Statements" shall have the meaning set forth in Section 4.10(a).

                  "Thane Leases" shall have the meaning set forth in Section 4.14(a).

                  "Thane Securing Stockholders" means HIG Informercial Company, William Hay and Denise Dubarry Hay.

                  "Trade Secrets" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

                  "Trademarks" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

                  "Trailing EBITDA" shall mean Krane Holdings, Inc.'s adjusted earnings before interest, income taxes, depreciation and amortization, excluding extraordinary gains and losses for the completed twelve months immediately preceding the date hereof.

                  "Treasury Regulations" shall have the meaning set forth in
Section 3.12(a)(ii).

                  "VEBAs" shall have the meaning set forth in Section
3.12(a)(ii).

                  "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local law with regard to "plant closings" or "mass layoffs" as such terms are defined in the WARN Act or applicable state or local law.

                                   ARTICLE II

                                   THE MERGER

SECTION 2.1 The Merger. Subject to the terms and conditions contained herein, at the Effective Time, Acquisition shall be merged with and into the Corporation in accordance with the requirements of Nevada law. Thereupon, the corporate existence of the Corporation, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Merger, and the Corporation, as the corporation surviving the Merger, shall be fully vested therewith, the separate existence of Acquisition shall cease upon the Merger becoming effective as herein provided and thereupon the Corporation and Acquisition shall be a single corporation (sometimes referred to herein as the "Surviving Corporation").

SECTION 2.2 Filing. As soon as practicable following fulfillment of the conditions specified in Article VII and provided that this Agreement has not been terminated and abandoned pursuant to Article VIII hereof, the Corporation and Acquisition will cause an executed counterpart of the articles of merger in substantially the form of Exhibit F hereto (the "Articles of Merger") to be filed with the office of the Secretary of State of the State of Nevada in accordance with the provisions of Section 92A.200 of the Nevada General Corporation Law (the "NGCL").

                  SECTION 2.3 Effective Time of the Merger. The Merger shall be effective at the time that the filing of the counterpart of the Nevada Articles of Merger with the Secretary of State of the State of Nevada referred to in
Section 2.2 is completed, which time is sometimes referred to herein as the "Effective Time."

                  SECTION 2.4 Effect of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL.

                  SECTION 2.5 Charter. The articles of incorporation of Acquisition in effect at and as of the Effective Time, shall be the articles of incorporation of the Surviving Corporation, which may be amended from time to time after the Effective Time as provided by law.

                  SECTION 2.6 Bylaws. At the Effective Time, the Bylaws of Acquisition shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the NGCL and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                  SECTION 2.7 Directors and Officers.

                  (a) From and after the Effective Time, the members of the Board of Directors of the Surviving Corporation shall be as set forth on
Schedule 2.7(a) hereto, each to hold office, subject to the applicable provisions of the Charter and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

                  (b) From and after the Effective Time, Thane's Charter shall provide for a Board of Directors consisting of thirteen directors divided into three classes of four, four and five directors each, respectively, and designated the Class I, Class II and Class III directors, respectively. A portion of the Board of Directors shall be comprised of three (3) designees from the Corporation Stockholders consisting of three (3) Class III directors, which designees shall be Kevin Harrington, Timothy Harrington and Mel Arthur. The Thane Affiliates shall be entitled to designate the remaining directors in each class.

                  (c) From and after the Effective Time, the officers of the Surviving Corporation shall be as set forth on Schedule 2.7(a) hereto, each to hold office, subject to the applicable provisions of the Charter and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

                  (d) From and after the Effective Time, the following persons shall become officers of Thane in the capacities set forth opposite such officer's name.

                 Mark Taylor        President and Chief Operating Officer of
                                    Thane; and
                 Kevin Harrington   Vice Chairman of the Board of Directors of
                                    Thane

                  SECTION 2.8 Conversion.

                  (a) At the Effective Time, all of the issued and outstanding shares of capital stock of Acquisition and the Corporation shall, by virtue of the Merger and without any action on the part of the respective holders thereof, become and be converted into shares of capital stock of the Surviving Corporation or into the right to receive shares of Thane Common Stock or be canceled, as the case may be, as follows:

                      (i) each outstanding share of common stock, par value $.001 per share, of Acquisition shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

                      (ii) each issued and outstanding share of Corporation Common Stock (other than Dissenting Shares and shares held in the Corporation's treasury), shall be converted into and represent the right to receive such number of shares of Thane Common Stock (the "Merger Consideration") as equals the Exchange Ratio. At and after the Effective Time, the holders of certificates representing shares of Corporation Common Stock to be exchanged for shares of Thane Common Stock pursuant to this Agreement shall cease to have any rights as stockholders of the Corporation except for the right to surrender such stock certificate(s) in exchange for shares of Thane Common Stock as provided hereunder.

                      (iii) each treasury share of capital stock of the Corporation, if any, shall be canceled, and no payment shall be made in respect thereof.

                  (b) Mechanics of Exchange.

                      (i) Exchange Agent. At or prior to the Effective Time, Thane shall deposit, or shall cause to be deposited, with a bank or trust company designated by Thane and reasonably satisfactory to the Corporation (the "Exchange Agent"), for the benefit of the holders of Corporation Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates representing the Merger Consideration and (ii) any dividends or distributions with respect thereto (collectively, the "Exchange Fund") issuable pursuant to this Section 2.8(b) in exchange for outstanding shares of Corporation Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Thane Common Stock consisting of the Merger Consideration and any such dividends or distributions in accordance with this Section 2.8(b).

                      (ii) Exchange Procedures. Thane shall instruct the Exchange Agent to, as soon as reasonably practicable after the Effective Time, mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Corporation Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate(s) shall be entitled to receive in exchange thereof (i) a certificate representing the Merger Consideration in respect of the shares of Corporation Common Stock formerly represented by such Certificate (after taking into account all Corporation Common Stock then held by such holder), including any fractional share of Thane Common Stock to which such holder is entitled pursuant to Section 2.8(b)(v), and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.8(b)(iii), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Certificates. In the event of a transfer of ownership of Corporation Common Stock which is not registered in the transfer records of the Corporation, a certificate representing the proper number of shares of Thane Common Stock may be issued to a transferee if the Certificate representing such shares of Corporation Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.8(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing the Merger Consideration, including any fractional share of Thane Common Stock to which such holder is entitled pursuant to Section 2.8(b)(v), and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.8(b)(iii).

                      (iii) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions with respect to Thane Common Stock with a record date on or after the date of the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Corporation Common Stock, represented thereby until such holder shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing shares of Thane Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Thane Common Stock to which such holder is entitled pursuant to this
         Article II and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the date of the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Thane Common Stock.

                      (iv) Further Ownership Rights in Corporation Common Stock. All shares of Thane Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Corporation Common Stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II except as otherwise provided by law.

                      (v) No Fractional Thane Common Stock. Notwithstanding any other provision at this Agreement, each holder of shares of Corporation Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Thane Common Stock (after taking into account all Certificates delivered by such holder) shall be entitled to receive an additional fraction of a share of Thane Common Stock to create a whole share such that no such holder will receive any fractional share of Thane Common Stock.

                      (vi) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Corporation Common Stock on the date that is one year after the Effective Time shall be delivered to Thane, upon demand, and any holders of Corporation Common Stock who have not theretofore complied with this
         Section 2.8(b) shall thereafter look only to Thane for (i) the shares of Thane Common Stock representing Merger Consideration, including any fractional share of Thane Common Stock to which such holder is entitled pursuant to Section 2.8(b)(v), and (ii) any dividends or other distributions with respect to Thane Common Stock to which they are entitled pursuant to Section 2.8(iii), in each case, without any interest thereon.

                      (vii) Withholding. Thane or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Corporation Common Stock such amounts as Thane or the Exchange Agent are required to deduct and withhold under applicable law with respect to the making of such payment. To the extent that amounts are so withheld by Thane or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Corporation Common Stock in respect of whom such deduction and withholding was made by Thane or the Exchange Agent.

                      (viii) No Liability. None of Thane, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or any dividends or distributions with respect thereto, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to the date that is three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, including any fractional share of Thane Corporation Stock issuable pursuant to
         Section 2.8(b)(v), or any dividends or distributions payable to the holder of such Certificate pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Authority), any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable law, become the property of Thane, free and clear of all claims or interests of any person previously entitled thereto.

                      (ix) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, including any fractional share of Thane Common Stock issuable pursuant to Section 2.8(b)(v), and any unpaid dividends and distributions in respect thereof, in each case pursuant to this Agreement.

                  (c) Escrow.

                      (i) In connection with the consummation of the Merger, the Thane Escrow Shares shall be delivered to the Escrow Agent for purposes of securing Thane's indemnification obligations pursuant to Section 9.4 of this Agreement. The Thane Escrow Shares shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Thane Escrow Shares shall be held as a trust fund and shall not be subject of any Lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for purposes and in accordance with the terms of the Escrow Agreement.

                      (ii) In connection with the consummation of the Merger, at Closing each of the Controlling Stockholders shall deliver irrevocable written instructions to Thane's transfer agent directing the transfer agent to deliver a number of shares of Thane Common Stock constituting the Reliant Escrow Shares to the Escrow Agent for purposes of securing the Corporation's and the Controlling Stockholder's indemnification obligations pursuant to Section 9.4 of this Agreement. The Reliant Escrow Shares shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Reliant Escrow Shares shall be held as a trust fund and shall not be subject of any Lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for purposes and in accordance with the terms of the Escrow Agreement.

                  (d) Adjustments in Thane Common Stock. If subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Corporation Common Stock or Thane Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split or other like changes in the Corporation's or Thane's capitalization, as the case may be, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

                  (e) Dissenting Reliant Shares.

                      (i) Upon properly filing a notice of election to dissent in accordance with Sections 92A.420 and 92A.430 of the NGCL, a dissenting Corporation stockholder shall thereafter be entitled only to payment as provided in Sections 92A.460 through 92A.500, inclusive, of the NGCL. If notice of election to dissent is withdrawn in writing by the dissenting Corporation stockholder prior to the time an offer is made by the Corporation to pay for his, her or its shares of Corporation Common Stock, then, such dissenting Corporation stockholder's dissenting shares of Corporation Common Stock shall cease to be dissenting shares and shall remain issued and outstanding.

                      (ii) The Corporation shall give Thane (i) prompt notice of any written notices of election to dissent, withdrawals of such election, and any other instruments that relate to such election received by the Corporation and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for the fair value of the dissenting shares of Corporation Common Stock as determined by the Corporation's Board of Directors under the NGCL. The Corporation shall not, except with the prior written consent of Thane, make any payment with respect to any demands for appraisal of shares of Corporation Common Stock or offer to settle or settle any such demands.

                  (f) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Thane with full right, title and possession of all assets, property, rights, privileges, powers and franchises of the Corporation, or to perfect Thane's ownership of any and all Intellectual Property, or to complete and prosecute all domestic and foreign patent and trademark filings related to the Corporation Intellectual Property, the officers and directors of the Corporation and the Corporation Thane are fully authorized to take and will take all such lawful and necessary action.

                  (g) Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Code. The parties shall not take a position on any Tax Return inconsistent with this
Section 2.8(j).

                  (h) Stock Option Plan. On or prior to the Closing, Thane shall adopt the 2002 Stock Option Plan in the form of Exhibit G hereto.

                  SECTION 2.9 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m., eastern standard time, on the date two (2) Business Days after all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of White & Case LLP, 200 S. Biscayne Blvd., Miami, Florida 33131 or at such other place as the parties hereto shall agree in writing.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
                        AND THE CONTROLLING STOCKHOLDERS

                  Except as specifically identified in the Corporation Schedules delivered to Thane concurrent with the execution of this Agreement (individually, a "Schedule") with reference to the particular representation or warranty being qualified, the Corporation and each of the Controlling Stockholders hereby jointly and severally represent and warrant to Thane as follows:

                  SECTION 3.1 Organization and Standing. The Corporation is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Nevada and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.1, the Corporation is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.2 Authorization. The Corporation has the corporate power to execute, deliver and perform its obligations under each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby, subject to the Corporation Stockholder Approval. No other corporate proceedings on the part of the Corporation are necessary therefor other than the Corporation Stockholder Approval.

                  SECTION 3.3 Due Execution and Delivery; Binding Obligations. Each of the Corporation and the Controlling Stockholders has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by the Corporation and, assuming due authorization and execution by the other parties hereto and thereto, will constitute legal, valid and binding obligations of the Corporation and the Controlling Stockholders enforceable against it and them, respectively in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 3.4 No Violation. The execution, delivery and performance by the Corporation and the Controlling Stockholders of each of the Documents to which it or he is a party and the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Corporation and the Controlling Stockholders of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not (a) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract, lease, loan agreement, Corporation Employee Benefit Plan, mortgage, security agreement, trust indenture or other agreement, instrument or Corporation Commitment to which the Corporation or any of its Subsidiaries or any Controlling Stockholder is a party or by which any of them is bound or to which any of their properties or assets is subject, except to the extent any such conflict or breach, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of them, or (c) except as set forth on Schedule 3.4, obligate the Corporation to make any payment or incur any additional obligation, or give rise to any right of any Person with respect to the Corporation, under any term or provision of any Contract, the Charter or Bylaws of the Corporation, any Corporation Employee Benefit Plan or any Applicable Law, that relates to a change of control or ownership of the Corporation or any similar provision, (ii) will not violate any provision of the Charter or Bylaws of the Corporation, and
(iii) will not result in Thane or any of its Affiliates being an "interested stockholder," under Sections 78.411 through 78.444 inclusive of the NGCL.

                  SECTION 3.5 Consents and Approvals. Except as set forth on
Schedule 3.5, assuming all filings, if any, required by the HSR Act are duly made and the waiting period thereunder has been terminated or has expired, and except for the Corporation Stockholder Approval and filings under applicable securities laws, no consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any Governmental Authority, or any other Person or entity is required to be made or obtained by the Corporation by virtue of the execution, delivery, or performance of this Agreement or any of the other Documents to which it is a party.

                  SECTION 3.6 Subsidiaries. Set forth on Schedule 3.6 hereto is a complete and accurate list of all Subsidiaries of the Corporation. Each Subsidiary is a corporation duly organized, validly existing and in corporate and Tax good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Each Subsidiary is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, require it to be so qualified or licensed. Such jurisdictions are set forth in Schedule 3.6 hereto. All of the outstanding shares of the capital stock, all Options to acquire capital stock, and all securities that are exchangeable or convertible into capital stock, of each Subsidiary are owned by the Corporation or a direct or indirect wholly-owned Subsidiary of the Corporation, are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable Regulations and Contracts. The Corporation or its direct or indirect wholly-owned Subsidiary has good and marketable title to all of the shares of outstanding capital stock, all Options to acquire capital stock, and all securities that are exchangeable or convertible into capital stock, of each Subsidiary, free and clear of all Liens, Contracts, Options or other limitations whatsoever. True, complete and correct copies of each Subsidiary's charter and bylaws as presently in effect are set forth in Schedule 3.6 hereto. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding Options, Claims, Contracts, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary or pursuant to which any Subsidiary is or may become obligated to issue or exchange any shares of capital stock. Except as set forth in Schedule 3.6 hereto, the Corporation does not have any obligation to make any additional Investments in any Person.

                  SECTION 3.7 Permits. Except as set forth on Schedule 3.7, each of the Corporation Entities has such licenses, permits, exemptions, consents, waivers, authorizations, orders and approvals from appropriate Governmental Authorities ("Permits") as are necessary to own, lease, license or operate their respective properties and to conduct their respective businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.8 Capital Stock. On the date hereof, the authorized capital stock of the Corporation consists solely of 50,000,000 shares of Corporation Common Stock. As of the date hereof, of the 50,000,000 shares of Corporation Common Stock authorized, (i) 11,289,621 shares of Common Stock are issued and outstanding, and (ii) 119,000 shares are reserved for issuance pursuant to outstanding Options and warrants and existing employee stock option plans. As of the Closing Date, the Corporation shall have 11,583,621 shares of Corporation Common Stock and no Options, warrants or other securities, Contracts or agreements to purchase shares of Corporation Common Stock (other than as provided herein) issued and outstanding. As of the date hereof, there are no (and as of the Closing Date, there will be no) authorized and/or outstanding shares of preferred stock. As of the date hereof, the only securities convertible, exchangeable or exercisable into shares of Corporation Common Stock, including outstanding Options and warrants, are as described in detail on
Schedule 3.8, which schedule includes the number and exercise prices of such convertible securities. On the date hereof and immediately following the Closing, each share of capital stock of the Corporation that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to nor issued in violation of, any preemptive rights, and none of the securities of the Corporation were issued in violation of the Securities Act, any state "blue sky" law or any other applicable securities laws. Except as set forth on Schedule 3.8 or as contemplated by this Agreement, at the date hereof there are, and immediately following the Closing there will be (a) no outstanding or authorized Options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Corporation or any of its Subsidiaries or pursuant to which the Corporation or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of the Corporation or any of its Subsidiaries, (b) no restrictions upon the dividends, voting or, except as required by the Securities Act and state "blue sky" laws, the transfer of any shares of capital stock of the Corporation pursuant to its Charter, Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound, and (c) no shares of Corporation Common Stock are held by the Corporation in its treasury. Neither the Corporation nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) with the stockholders of such Person on any matter. Except as contemplated by this Agreement or as set forth on Schedule 3.8, there are no outstanding contractual obligations of the Corporation or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Corporation Common Stock or the capital stock of any of its Subsidiaries.

                  SECTION 3.9 Litigation. Schedule 3.9 hereto sets forth a true and complete list of all Claims and Orders involving the Corporation since January 1, 1996. Except as set forth in Schedule 3.9 hereto, to the best Knowledge of the Corporation and the Controlling Stockholders, there is no Claim or Order threatened against the Corporation nor is there any reasonable basis therefor including, without limitation, as a result of the Corporation's execution of this Agreement and the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.9 hereto, the Corporation is fully insured with respect to each of the matters set forth on Schedule 3.9 and the Corporation has not received any opinion or a memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or obligations which could have an adverse effect in excess of $50,000.

                  SECTION 3.10 Financial Statements; No Undisclosed Liabilities; Commission Documents.

                  (a) Attached as Schedule 3.10(a) hereto are (i) audited consolidated year-end balance sheets of the Corporation as of December 31, 2000 and 1999 and statements of income, stockholders' equity and cash flow of the Corporation for each of the fiscal years then ended and (ii) an unaudited consolidated balance sheet of the Corporation as of September 30, 2001 and unaudited consolidated statements of income, stockholders' equity and cash flow for the nine-month period then ended. Such balance sheets and the notes thereto fairly present the financial position of the Corporation at the respective dates thereof in accordance with GAAP and such statements of income, stockholders' equity and cash flow and the notes thereto fairly present the results of operations for the periods referred to therein, in accordance with GAAP, except that the unaudited financial statements have no notes attached thereto and do not have year-end audit adjustments (none of which would be material or recurring). All of the foregoing financial statements (i) are in accordance with the Regulations of the Commission and (ii) were prepared from the books and records of the Corporation. The Corporation does not utilize any percentage of completion or similar method of accounting for revenue, income or cost recognition purposes. The Corporation has not in the past five (5) fiscal years written off any research and development costs, incurred any reorganization, restructuring or similar costs or changed the book value of any assets, liabilities or goodwill of any Subsidiary or business acquired by the Corporation. Except as set forth in Schedule 3.10(a) hereto, the Corporation does not have any obligation to make any additional Investments in any Person. All properties used in the Corporation's business operations during the period covered by the foregoing financial statements are reflected in the financial statements in accordance with and to the extent required by GAAP. The foregoing consolidated balance sheets and statements of operations, stockholders' equity and cash flows and the notes thereto are herein collectively referred to as the "Corporation Financial Statements" and December 31, 2000 is herein referred to as the "Financial Statement Date." The Corporation's EBITDA for the year ended December 31, 2001, including the add back of up to $2.38 million for stock bonuses paid by the Corporation to the

Controlling Stockholders will equal or exceed $3.4 million excluding one time charges incurred by the Corporation in connection with the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 3.10(b) hereto, the Corporation does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Corporation, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, other than: (i) liabilities set forth in the September 30, 2001 balance sheet of the Corporation, or (ii) liabilities and obligations that have arisen after September 30, 2001 in the ordinary course of business (none of which is a liability resulting from breach of a Contract, Regulation, Order or warranty, tort, infringement or Claim).

                  (c) There is no Person that has Guaranteed, or provided any financial accommodation of, any Indebtedness, obligation or liability of the Corporation or for the benefit of the Corporation for the periods covered by the Financial Statements other than as set forth in the Corporation Financial Statements. The management of the Corporation has disclosed to the Corporation's independent auditors all facts and circumstances known to them that are material and bear upon the accuracy of the audited financial statements. The Corporation's accounting systems and controls are sufficient to detect material fraud and inaccuracies in the financial reporting processes and reports.

                  (d) Except as set forth on Schedule 3.10(d), since the registration of the Corporation's Common Stock under Section 12(g) of the Exchange Act, the Corporation has filed all forms, reports and documents with the Commission (including all exhibits thereto) required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "Commission Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of the Commission Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Any forms, reports and documents filed by the Corporation with the Commission subsequent to the date hereof and prior to the Closing Date (collectively, the "Subsequent Filings") will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent of any information provided to the Corporation for inclusion in a Subsequent Filing by or on behalf of Thane. The Corporation will timely furnish to Thane copies of each Subsequent Filing.

                  SECTION 3.11 Change in Condition. Except as set forth on
Schedule 3.11 and as disclosed in the Commission Documents, since the Financial Statement Date, the Corporation and its Subsidiaries have operated their respective businesses in the ordinary course consistent with past practices and there has not occurred any event, occurrence or conditions, or to the Knowledge of the Corporation and the Controlling Stockholders, any circumstance or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.12 Employee Benefit Plans and Labor Matters.

                  (a) List of Plans. Set forth in Schedule 3.12 attached hereto is an accurate and complete list of all (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs") under Section 501(c)(9) of the Code and the regulations thereunder as amended from time to time (the "Treasury Regulations"), profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs and/or arrangements, whether or not insured; and (iii) employment, consulting, termination, and severance Contracts or agreements; in each case, whether or not subject to ERISA; that are maintained or contributed to (or required to be contributed to) for the benefit of any current or former employee of the Corporation or any of its Subsidiaries, or with respect to which any potential liability is borne, by the Corporation or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this
Section 3.12, all employers (whether or not incorporated) that would be treated together with the Corporation and/or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code) ("Corporation Employee Benefit Plans").

                  (b) Status of Plans. Except to the extent that a breach of any of the following representations would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Corporation or its Subsidiaries, (i) each Corporation Employee Benefit Plan (including any related trust) complies in all material respects in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code; (ii) no complete or partial termination of any Corporation Employee Benefit Plan has occurred or is expected to occur; (iii) neither the Corporation nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Corporation Employee Benefit Plan and (iv) except as required to maintain the tax-qualified status of any Corporation Employee Benefit Plan intended to qualify under
Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Corporation Employee Benefit Plan.

                  (c) No Pension Plans. No Corporation Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA, or any Applicable Law of a non-U.S. jurisdiction. Neither the Corporation nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (d) Liabilities. Except for such failures which could not, individually or in the aggregate, reasonably be expected to result in a material liability to the Corporation and its Subsidiaries, (i) neither the Corporation nor any of its Subsidiaries maintains any Corporation Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") and neither the Corporation nor any of its Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation; (ii) each Corporation Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Corporation Employee Benefit Plan meets the requirements of the Code applicable thereto; and (iii) neither the Corporation nor any of its Subsidiaries maintains any Corporation Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed. No Corporation Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA.

                  Neither the Corporation nor any of its Subsidiaries maintains any Corporation Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Corporation nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service (except, in any case, to the extent required by COBRA). Except as set forth in Schedule 3.12(d), neither the Corporation nor any of its Subsidiaries has any unfunded liabilities pursuant to any Corporation Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(3) of ERISA but is not intended to be qualified under Section 401(a) of the Code. No Corporation Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other Investment or insurance contract, policy or instrument issued by an insurance company that, to the Knowledge of the Corporation and the Controlling Stockholders, is the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

                  Neither the Corporation nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that would give rise to any such liability.

                  There are no actions, suits, claims or disputes pending, or, to the Knowledge of the Corporation and the Controlling Stockholders, threatened, anticipated or expected to be asserted against or with respect to any Corporation Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Corporation or any of its

Subsidiaries or, to the Knowledge of the Corporation and the Controlling Stockholders, any fiduciary of any Corporation Employee Benefit Plan, in any case with respect to any Corporation Employee Benefit Plan. No Corporation Employee Benefit Plan or, to the Knowledge of the Corporation and the Controlling Stockholders, any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                  (e) Contributions. Full payment has been timely made of all amounts which the Corporation or any of its Subsidiaries is required, under applicable law or under any Corporation Employee Benefit Plan or any agreement relating to any Corporation Employee Benefit Plan to which the Corporation or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Corporation Employee Benefit Plan ended prior to the date hereof, except to the extent that any failure to make such timely payment would not reasonably be expected to result in a material liability to the Corporation Entities. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity. Benefits under all Corporation Employee Benefit Plans are as represented and have not been materially increased subsequent to the date as of which documents have been provided.

                  (f) Tax Qualification. Each Corporation Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or has submitted, or is within the remedial amendment period for submitting, an application for a determination letter from the Internal Revenue Service, and is awaiting receipt of a response) and, to the knowledge of the Corporation and the Controlling Stockholders, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or the refusal by the Internal Revenue Service to issue, any such favorable determination. No Corporation Employee Benefit Plan is a VEBA. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance exists that could reasonably be expected to result in the revocation of any such determination or that could adversely affect the qualified status of any such Corporation Employee Benefit Plan or the exempt status of any such trust.

                  (g) Transactions. Neither the Corporation nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Corporation and the Controlling Stockholders, other Persons who participate in the operation of any Corporation Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Corporation Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would reasonably be expected to subject the Corporation or any of its Subsidiaries to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code.

                  (h) Triggering Events. Except as set forth on Schedule 3.12, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Corporation Employee Benefit Plan, policy, arrangement or agreement which (either alone or upon the occurrence of any additional or subsequent event) will or may reasonably be expected to result in any material payment (whether of severance pay or otherwise), "excess parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Corporation or any of its Subsidiaries.

                  (i) Documents. The Corporation has delivered or made available to Thane and its counsel true and complete copies of all material documents in connection with each Corporation Employee Benefit Plan, including (where applicable): (i) all Corporation Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements and other material documents establishing other funding arrangements (and all amendments thereto); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Corporation Employee Benefit Plan intended to be qualified under Section 401(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series for each of the last three years for each Corporation Employee Benefit Plan with respect to which such forms have been filed; and (vi) the most recently prepared financial statements for each Corporation Employee Benefit Plan for which such statements are prepared.

                  (j) Except as set forth on Schedule 3.12:

                      (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of the Corporation and the Controlling Stockholders, threatened against or affecting the Corporation or any of its Subsidiaries and during the past five (5) years there has not been any such action;

                      (ii) to the Knowledge of the Corporation and the Controlling Stockholders, there are no union claims to represent the employees of any of the Corporation Entities;

                      (iii) none of the Corporation Entities is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of any of the Corporation Entities;

                      (iv) none of the employees of any of the Corporation Entities are represented by any labor organization and neither the Corporation nor the Controlling Stockholders have any Knowledge of any current union organizing activities among the employees of any of the Corporation Entities, nor does any question concerning representation exist concerning such employees;

                      (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of any of the Corporation Entities have heretofore been delivered to Thane;

                      (vi) to the Knowledge of the Corporation and the Controlling Stockholders, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws is conducting an investigation with respect to or relating to any of the Corporation Entities; and

                      (vii) there are no complaints, controversies, lawsuits or other proceedings pending or, to the Knowledge of the Corporation and the Controlling Stockholders, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and the execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which any of the Corporation Entities is a party.

                  (k) Since the enactment of the WARN Act, none of the Corporation Entities has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Corporation Entities, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of the Corporation Entities; nor has any of the Corporation Entities been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.12, none of the employees of any of the Corporation Entities has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with any such Corporation Entity since January 1, 1999.

                  SECTION 3.13 Interests in Real Property.

                  (a) Schedule 3.13 sets forth a true and complete list of all real property owned and all material real property leased by any of the Corporation Entities. Each of the Corporation Entities has good and marketable title in fee simple to all real property owned by it, free and clear of all Liens, except for Permitted Liens, and valid and enforceable leasehold interests in all real property leased by it.

                  (b) None of the real property owned by, or the leasehold estates of, any of the Corporation Entities are subject to (i) any Liens other than Permitted Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that materially interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such Person.

                  (c) To the Knowledge of the Corporation and the Controlling Stockholders, all improvements on such real property and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. None of the Corporation Entities has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable Governmental Authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.14 Leases.

                  (a) (i) Except as set forth on Schedule 3.14, none of the Corporation Entities is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute a breach or default) under any lease required to be set forth on Schedule 3.13 (the "Corporation Leases") and (ii) no party to any Corporation Lease has given, or to the Knowledge of Corporation threatened to give, or advised that it will be giving the Corporation or any Subsidiary of the Corporation written notice of or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 3.14, after taking into account the exercise of any Options (which are exercisable solely at the discretion of the Corporation or any Subsidiary), none of the Corporation Leases terminate by their respective terms before February 28, 2004.

                  (c) Except as set forth on Schedule 3.14, none of the Corporation Leases require a consent to be obtained for the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

                  (d) None of the Corporation Entities has any ownership, financial or other interest in the landlords under any of the Corporation Leases.

                  SECTION 3.15 Compliance with Law. The operations of each of the Corporation Entities has been conducted in compliance with all Applicable Laws and applicable regulations, including, without limitation, any regulations and other requirements of the Better Business Bureau or the Federal Trade Commission, except for violations or failures to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Corporation and the Controlling Stockholders, neither the Corporation nor any Subsidiary has received written notice of any violation of or noncompliance with any Applicable Laws, except as set forth on Schedule 3.15 and except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, are likely to have a Material Adverse Effect.

                  SECTION 3.16 Related Party Transactions. Except as set forth on Schedule 3.16 and except for the consummation of the transactions contemplated by the Documents (including, without limitation, the Voting Agreement), (i) neither the Corporation nor any of its Subsidiaries is a party to any Contract or arrangement with or for the benefit of any Person who, to the Corporation's Knowledge, based on a review of Schedule 13Ds and Schedule 13Gs filed under the Exchange Act prior to the date of this Agreement, is a holder of five percent (5%) or more of the outstanding equity securities of the Corporation or any officer, director, partner or Affiliate of any such Person ("Related Party"); (ii) all material transactions between the Corporation and its Subsidiaries, on the one hand, and a Related Party, on the other hand, are on terms and conditions which could reasonably be expected to be obtained from a non-Affiliate in an arm's length transaction; and (iii) no Related Party is a supplier, lessor, lessee or competitor of the Corporation or any of its Subsidiaries. Since December 31, 1999, the Corporation has not made any payments, loaned or borrowed any funds or property or made any credit arrangement or accommodation with any stockholder, Affiliate or employee of the Corporation except for the payment of employee salaries and director compensation in the ordinary course of business.

                  SECTION 3.17 Tax Matters.

                  (a) Each of the Corporation Entities has duly and properly filed, on a timely basis, all Tax Returns required to be filed by, or with respect to, each such Corporation Entity on or prior to the Closing Date. The Tax Returns accurately reflect all liability for Taxes of each of the Corporation Entities for the periods covered thereby. All Taxes with respect to the income, assets or operations of the Corporation Entities for all taxable years or other taxable periods that end on or before the Closing Date, and, with respect to any taxable year or other taxable period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid or will be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for in accordance with GAAP either in the Corporation Financial Statements or, with respect to taxable periods beginning on or after January 1, 2001, on the books and records of the Corporation.

                  (b) All material Taxes that the Corporation Entities are or were required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and have been duly and timely withheld or collected and, to the extent required, have been timely paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of a Corporation Entity except for Permitted Liens.

                  (c) None of the Corporation Entities has been the subject of an audit or other examination with respect to Taxes by any Governmental Authority, and, to the Knowledge of the Corporation and the Controlling Stockholders, no such audit or examination is contemplated or pending. None of the Corporation Entities has received any written notices from any Governmental Authority relating to any issue which could materially affect the Tax liability of a Corporation Entity.

                  (d) None of the Corporation Entities (i) has entered into an agreement or waiver that is currently effective, or been requested to enter into an agreement or waiver, that extends any statute of limitations relating to the payment or collection of Taxes of a Corporation Entity, and (ii) is presently contesting the Tax liability of a Corporation Entity before any court, tribunal or agency.

                  (e) None of the Corporation Entities has been included in any "consolidated," "unitary," or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Corporation and/or its Subsidiaries are the only members). None of the Corporation Entities has any obligation by Contract, agreement, arrangement or otherwise to permit any Person, other than the Corporation and its Subsidiaries, to use the benefit of a refund, credit or offset of Tax of any of the Corporation or its Subsidiaries.

                  (f) There are no tax sharing, allocation, indemnification or similar agreements in effect as between a Corporation Entity (or any predecessor or affiliate thereof) and any other party under which the Corporation Entity could be liable for any material Taxes or other claims of any party after the Closing Date.

                  (g) No Corporation Entity has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality; no Corporation Entity or Controlling Stockholder has any Knowledge that the Internal Revenue Service or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method, and no Corporation Entity or Controlling Stockholder has any Knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of the Corporation Entity upon the completion of, or by reason of, the transaction contemplated by this Agreement.

                  (h) No Corporation Entity is a party to any agreement that would require the Corporation Entity (or any affiliate thereof) to make any payment that would not be deductible pursuant to Section 162(m) of the Code.

                  (i) There are no deferred intercompany transactions between the Corporation Entities and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) with respect to the stock of a Corporation Entity that will or may result in the recognition of a material amount of taxable income upon the consummation of the transaction contemplated by this Agreement.

                  (j) No Indebtedness of a Corporation Entity consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

                  (k) No Corporation Entity has been during the five-year period ending on the date of this Agreement, or will have been during the five-year period ending on the Closing Date, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (l) No written claim has ever been made by any taxing authority in a jurisdiction where a Corporation Entity does not file Tax Returns that the Corporation Entity is or may be subject to taxation by that jurisdiction.

                  (m) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat a Corporation Entity as a "consenting corporation," as defined in Section 341 of the Code;

                  (n) No Corporation Entity is a party to any agreement that would require a Corporation Entity or any affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

                  SECTION 3.18 Environmental Matters. Except as set forth on
Schedule 3.18, (i) the Corporation and its Subsidiaries are in compliance in all material respect with all applicable Environmental Laws, and have obtained, and are in compliance in all material respect with, all permits required under applicable Environmental Laws; (ii) there are no Actions by any Governmental Authority or other Person or entity pending or, to the Knowledge of the Corporation and the Controlling Stockholders threatened, against the Corporation or any of its Subsidiaries under any Environmental Law; and (iii) to the Knowledge of the Corporation and the Controlling Stockholders, there are no facts, circumstances or conditions relating to the business or operations of the Corporation or any of its Subsidiaries that could reasonably be expected to give rise to any material claim, proceeding, Action or liability under any Environmental Law.

                  SECTION 3.19 Intellectual Property.

                  (a) Schedule 3.19(a) sets forth, for the Intellectual Property owned by the Corporation or any Subsidiary of the Corporation, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright and mask work registrations, copyright and mask work applications and material unregistered copyrights; and (iv) all Software (other than readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), in the case of subclauses (i) through (iv) above, material to the Corporation's and its Subsidiaries' respective businesses which are owned, licensed, or leased, by the Corporation or any of its Subsidiaries, identifying which Intellectual Property is owned, licensed, or leased, as the case may be. The Intellectual Property of the Corporation and its Subsidiaries constitutes all the intellectual property necessary to operate the business of the Corporation and its Subsidiaries as of the Closing Date in substantially the manner in which it is currently operated. To the extent indicated on Schedule 3.19(a), the Intellectual Property of the Corporation and its Subsidiaries has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly authorized and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

                  (b) Schedule 3.19(b) sets forth a complete and accurate list of all material oral or written agreements (whether between the Corporation or any of its Subsidiaries and third parties or inter-corporate) to which the Corporation or any of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any

Intellectual Property (other than licenses for readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), or (ii) restricting the Corporation's or any of its Subsidiaries' right to use any Intellectual Property, including, without limitation, any license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements of the Corporation and its Subsidiaries are valid and binding obligations of the Corporation and its Subsidiaries, as applicable, enforceable in accordance with their terms, and to the Corporation's Knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Except as set forth in Schedule 3.19(b), neither the Corporation nor any of its Subsidiaries have licensed or sublicensed its rights in any material Intellectual Property other than pursuant to a valid and binding License Agreement. No royalties, honoraria or other fees are currently payable by the Corporation or any of its Subsidiaries to any third parties for the use of or right to use any Intellectual Property except pursuant to any License Agreement and set forth on Schedule 3.19.

                  (c) Except as set forth on Schedule 3.19(c), the Corporation or a Subsidiary of the Corporation owns, or to the Corporation's Knowledge, has a valid right to use, free and clear of all Liens, other than Permitted Liens, all of the Intellectual Property of the Corporation and its Subsidiaries. The Corporation or a Subsidiary of the Corporation is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on Schedule 3.19(c).

                  (d) Except as set forth on Schedule 3.19(d), the Intellectual Property owned by the Corporation or any of its Subsidiaries and, to the Corporation's Knowledge, any material Intellectual Property licensed to the Corporation or any of its Subsidiaries, has not been canceled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, and to the Corporation's Knowledge is valid and enforceable.

                  (e) Except as set forth on Schedule 3.19(e), neither the Corporation nor any of its Subsidiaries has received any written notice or claim and there is no pending or, to the Knowledge of the Corporation and the Controlling Stockholders, threatened claim, suit, arbitration, interference or other adversarial or contested proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (foreign or domestic) involving the Intellectual Property owned by the Corporation or any of its Subsidiaries, or, to the Knowledge of the Corporation and the Controlling Stockholders, the material Intellectual Property licensed to the Corporation or any of its Subsidiaries, alleging that the activities or the conduct of the Corporation's or any of its Subsidiaries' businesses infringe upon, dilute, violate or constitute the unauthorized use, misuse or misappropriation of the intellectual property rights of any third party or challenging the Corporation's or any of its Subsidiaries' ownership, use, validity, enforceability or registrability of any of their respective Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Corporation or any Subsidiary of the Corporation is a party other than the License Agreements which (i) restrict the Corporation's or any of its Subsidiaries' right to use any

Intellectual Property, (ii) restrict the Corporation's or any Subsidiary's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned by the Corporation or any Subsidiary of the Corporation. Except as set forth on
Schedule 3.19(e), to the Knowledge of the Corporation and the Controlling Stockholders, there does not exist any valid basis for any such claims.

                  (f) Except as set forth on Schedule 3.19(f), to the Corporation's and the Controlling Stockholder's Knowledge, the conduct of the Corporation's and any of its Subsidiaries' business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property owned or controlled by any third party. Except as set forth on Schedule 3.19(f), to the Corporation's Knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Corporation or any Subsidiary of the Corporation and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Corporation or any Subsidiary of the Corporation.

                  (g) The Corporation and each of its Subsidiaries take reasonable measures to protect the confidentiality of its Trade Secrets, including requiring their employees and other parties having access thereto to execute written non-disclosure agreements. To the Knowledge of the Corporation and the Controlling Stockholders, no Trade Secret of the Corporation or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. Except as set forth on
Schedule 3.19(g), to the Knowledge of the Corporation and the Controlling Stockholders, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof. Thane has been provided with a copy of the Corporation's form of non-disclosure agreement and the non-disclosure agreements referred to in this clause (g) contain substantially the same terms and conditions as the form of non-disclosure agreement.

                  (h) No current or former partner, director, officer, or employee of the Corporation or any Subsidiary of the Corporation (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Corporation or any Subsidiary of the Corporation.

                  (i) With respect to the Software set forth in Schedule 3.19(i) which is owned by the Corporation, such Software was either developed (i) by employees of the Corporation or any Subsidiary of the Corporation within the scope of their employment or (ii) by independent contractors who have assigned their rights to the Corporation or any Subsidiary of the Corporation pursuant to signed, written agreements.

                  (j) The Trademarks listed on Schedule 3.19(j), for which the Corporation or any Subsidiary of the Corporation has obtained or applied for a registration that are material to the Corporation's business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates, and are all the Trademarks that are material to the Corporation and its Subsidiaries. To the Knowledge of the Corporation and the Controlling Stockholders, there has been no prior use of the material Trademarks by any third party which would confer upon said third party superior rights in the material Trademarks. To the Knowledge of the Corporation and the Controlling Stockholders, the Corporation and its Subsidiaries have undertaken reasonable policing of the material Trademarks against third party infringement.

                  SECTION 3.20 Registration Rights. Except as set forth on
Schedule 3.20, neither the Corporation nor any of its Subsidiaries is under any obligation to register any of its outstanding securities pursuant to the Securities Act.

                  SECTION 3.21 Insurance. Except as set forth on Schedule 3.21, the Corporation and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business.
Schedule 3.21 sets forth a list and brief description of all policies of title, fire, liability, casualty, business interruption, errors and omissions, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Corporation and its Subsidiaries as of the date hereof, and all such policies are in full force and effect in accordance with their terms. To the Knowledge of the Corporation and the Controlling Stockholders, neither the Corporation nor any of its Subsidiaries is in default under any material provisions of any such policy of insurance and, to the Knowledge of the Corporation and the Controlling Stockholders, as of the date hereof, all premiums due have been paid and neither the Corporation nor any of its Subsidiaries has received notice of cancellation or termination (or intent to cancel or terminate) of any such insurance. Neither the Corporation nor any of its Subsidiaries has received a written refusal of coverage thereunder, or any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated or any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

                  SECTION 3.22 Material Contracts.

                  (a) Schedule 3.22 sets forth a true and complete list of all Contracts and other instruments (with the exception of the License Agreements listed on Schedule 3.19(b)) to which the Corporation or any of its Subsidiaries is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "Corporation Commitments"), including without limitation:

                      (i) any material agreement, Contract or commitment relating to the employment of any Person by the Corporation or any of its Subsidiaries, or any bonus, deferred compensation, pension, profit sharing, Option, employee stock purchase, retirement or other employee benefit plan;

                      (ii) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                      (iii) any agreement, Contract or commitment relating to capital expenditures in excess of $100,000 in any fiscal year;

                      (iv) any agreement to acquire, directly or indirectly, any equity interest in or assets of any other Person (other than purchases of supplies, inventory, or equipment in the ordinary course of business) whether or not the transactions contemplated thereby have been consummated, and under which the Corporation or any of its Subsidiaries continues to have any outstanding obligations;

                      (v) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or Investment in, any Person or any agreement, Contract or commitment relating to the making of any such loan, advance or Investment;

                      (vi) any agreement relating to Indebtedness in excess of $100,000;

                      (vii) any guarantee or other contingent liability in respect of any Indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business) in excess of $100,000;

                      (viii) any material management service, consulting, financial advisory or any other similar type Contract including, without limitation, any Contract with any investment or commercial bank;

                      (ix) any material agreement, Contract or commitment limiting the ability of the Corporation or any of its Subsidiaries to engage in any line of business or to compete with any Person;

                      (x) any agreement, Contract or commitment which involves payments in excess of $100,000 in any calendar year and is not cancelable without penalty within thirty (30) days;

                      (xi) any agreement, Contract or commitment for the disposal of a material amount of assets or properties of the Corporation or any of its Subsidiaries (other than sales to customers in the ordinary course of business);

                      (xii) any agreement, Contract or commitment which is material to the Corporation or any of its Subsidiaries and contain a "change in control" or similar provision;

                      (xiii) any agreement, Contract or commitment relating to any material joint venture, partnership, strategic alliance or similar arrangement;

                      (xiv) any material agreement, Contract or commitment with any Affiliate;

                      (xv) any source code agreements with third parties; and

                      (xvi) any other material agreement, Contract or commitment.

                  (b) Except as set forth on Schedule 3.22, each Corporation Commitment is in full force and effect on the date hereof. Neither the Corporation nor any of its Subsidiaries is in default in respect of any Corporation Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Corporation and the Controlling Stockholders, no other party to any of Corporation Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                  (c) The Corporation's fulfillment Contract with Reliant Fulfillment Services, Inc. expired in October 2001. There have been and are no written or oral extensions or amendments of such fulfillment Contract and all obligations owed thereunder have been satisfied in full and no further performance is required thereunder.

                  (d) The Corporation's Sales Agreement with TigerDirect-Inc., dated as of January 10, 2001, may be terminated by the Corporation without penalty upon sixty (60) days prior written notice to TigerDirect-Inc. There have been and are no written or oral extensions or amendments of such sales agreement.

                  SECTION 3.23 Questionable Payments. None of the Corporation, any of its Subsidiaries nor, to the Corporation's and the Controlling Stockholders' Knowledge, any employee, agent or representative of the Corporation or any of its Subsidiaries acting on their behalf has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using corporate funds of the Corporation or any Subsidiary or made any illegal payments to obtain or retain business using corporate funds of the Corporation or any Subsidiary in violation of the U.S. Foreign Corrupt Practices Act of 1977.

                  SECTION 3.24 Brokers. The Corporation Entities and their agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement.

                  SECTION 3.25 Books and Records. Except as set forth on
Schedule 3.25, the respective minute books of the Corporation and its Subsidiaries, to the extent previously made available to Thane and its representatives, contain, and the respective minutes of books of the Corporation and its Subsidiaries made available to Thane after the date hereof will contain, accurate records of all meetings of, and corporate actions taken by (including action taken by written consent) the respective stockholders and Board of Directors of the Corporation and its Subsidiaries. None of the Corporation Entities has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Corporation or its Subsidiaries.

                  SECTION 3.26 Personal Property. Except as set forth on
Schedule 3.26 and except for properties and assets reflected in the Corporation Financial Statements, or acquired since December 31, 2000, which have been sold or otherwise disposed of in the ordinary course of business, each of the Corporation and its Subsidiaries has good, valid and marketable title to (a) all of its owned personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the Corporation Financial Statements, except as may be indicated in the notes thereto, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Corporation and its Subsidiaries since December 31, 2000, in each case free and clear of all Liens, except for Permitted Liens. All of the tangible personal property owned by each of the Corporation Entities is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which they are presently being used.

                  SECTION 3.27 Advertising. Except as set forth on Schedule 3.27 hereto, over the last five years, the Corporation Entities have complied with all Regulations, Orders and Contracts applicable to the advertising, marketing, distribution and sale of the products that any of them owns, sells for itself or others or otherwise provides advertising or other services. To Knowledge of the Corporation and the Controlling Stockholders, there are currently no Claims against any of the Corporation Entities for not being able to substantiate the Claims made about the products produced or marketed by any such Corporation Entities.

                  SECTION 3.28 Customer Warranties.

                  (a) There have been no pending, nor to the best Knowledge of the Corporation and the Controlling Stockholders, threatened, any Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the Closing Date by the Corporation that are not disclosed or referred to in the Corporation Financial Statements and that are not fully reserved against in accordance with GAAP.

                  (b) All services rendered by any of the Corporation Entities (whether directly or indirectly through independent contractors) have been in conformity in all material respects with all applicable Contract commitments and all implied and express warranties, and none of the Corporation Entities has nor shall have any liability whatsoever for damages relating to or arising from any service, except for amounts incurred in the ordinary course of business which do not have an adverse effect in excess of $5,000 in the aggregate (excluding product liability Claims set forth in Section 3.29 below).

                  SECTION 3.29 Products Liability. Except as set forth in
Schedule 3.29 hereto, (a) there has been no Claim by or before any Governmental Authority against or involving the Corporation or concerning any product manufactured, shipped, sold or delivered by or on behalf of the Corporation relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold or delivered by or on behalf of the Corporation or any alleged failure to warn, or any alleged breach of implied warranties or representations, and, to the Knowledge of the Corporation and the Controlling Stockholders, none has been threatened nor is there any valid basis for any such Claim; (b) to the Knowledge of the Corporation and the Controlling Stockholders, there has not been any Occurrence; (c) there has not been any recall, rework, post-sale warning or similar action conducted with respect to any product manufactured (or to be manufactured), shipped, sold or delivered by or on behalf of the Corporation, or any investigation or consideration of or decision made by any Person or Governmental Authority concerning whether to undertake or not undertake, any recall, rework, post-sale warning or similar action and (d) to the Knowledge of the Corporation and the Controlling Stockholders, there has been no material defect in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured, shipped, sold or delivered by or on behalf of the Corporation, in the case of classes (a) through (d) above, that would have an adverse effect on the Corporation in excess of $100,000. All manufacturing standards applied, testing procedures used, and product specifications disclosed to customers by the Corporation have complied in all material respects with all requirements established by any applicable Regulation or Order of any Governmental Authority.

                  SECTION 3.30 Capital Expenditures and Investments. The Corporation has outstanding Contracts and a budget for capital expenditures and investments as set forth in Schedule 3.30 hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by the Corporation since the Corporation Financial Statement Date.

                  SECTION 3.31 Accounts Receivable; Inventories. The accounts receivable of the Corporation reflected in the Corporation Financial Statements and such additional accounts receivable as are reflected on the books of the Corporation on the date hereof are current, good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and GAAP and are consistent with prior practices). All such accounts receivable, (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, deductions, set-offs or counterclaims. The inventories reflected on the Corporation Financial Statements and held by the Corporation on the date hereof do not include any items which are not usable or saleable in the ordinary course of business of the Corporation or are obsolete or discounted items. Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof) in accordance with GAAP. None of such inventories have been written up in value or repurchased by, or returned to, the Corporation at an increased value. All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Corporation Financial Statements.

                  SECTION 3.32 Disclosure. Neither this Agreement nor any of the Contracts, exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to Thane by or on behalf of the Corporation or the Controlling Stockholders with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Corporation or the Controlling Stockholders has not disclosed to Thane herein and of which the Corporation or the Controlling Stockholders, or any of their respective officers, directors or executive employees is aware which could reasonably be anticipated to have a Material Adverse Effect on the Corporation. The Corporation and the Controlling Stockholders have disclosed to Thane all material information relating to the business of the Corporation or the transactions contemplated by this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THANE

                  Except as specifically identified in the Schedules delivered to the Corporation concurrent with the execution of this Agreement with reference to the particular representation or warranty being qualified, Thane hereby represents and warrants to the Corporation and the Controlling Stockholders as follows:

                  SECTION 4.1 Organization and Standing. Each of the Thane Entities is duly organized and validly existing in good standing as a corporation under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Except as set forth on
Schedule 4.1, each of the Thane Entities is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.2 Authorization. Each of Thane and Acquisition has the corporate power to execute, deliver and perform their respective obligations under this Agreement and each of the other Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and each such other Documents and to consummate the transactions contemplated hereby and thereby, subject to the approval of its stockholders under the DGCL. No other corporate proceedings on the part of Thane or Acquisition are necessary therefor (other than the approval of the Thane stockholders under the DGCL).

                  SECTION 4.3 Due Execution and Delivery; Binding Obligations. Each of Thane and Acquisition has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by Thane and Acquisition and, assuming due authorization and execution by the other parties hereto and thereto, will constitute legal, valid and binding obligations of Thane and Acquisition enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 4.4 Capital Stock. On the date hereof, the authorized capital stock of Thane consists of (i) 1,700,000 shares of Thane Common Stock,
(ii) 200,000 shares of Class B Common Stock, par value $.0001 per share ("Class B Common Stock"), and (iii) 100,000 shares of preferred stock, par value $1.00 per share. As of the date hereof, of the 2,000,000 aggregate shares of Thane capital stock authorized, (i) 1,018,034 shares of Thane Common Stock are issued and outstanding, and (ii)(a) 90,000 shares of Thane Common Stock are reserved for issuance pursuant to outstanding Options granted under existing employee stock option plans, (b) 188,679.2 shares of Thane Common Stock are reserved for issuance pursuant to outstanding warrants to purchase Thane Common Stock, not including shares issuable pursuant to anti-dilution warrants outstanding, all of which warrants shall by their terms terminate as of the Closing Date and (c) 30,000 shares of Class B Common Stock are reserved for issuance pursuant to outstanding warrants to purchase Class B Common Stock. As of the date hereof, there are no (and as of the Closing Date, there will be no) outstanding shares of Thane Class B Common Stock or preferred stock. As of the date hereof, the only securities convertible, exchangeable or exercisable into shares of Thane Common Stock, including outstanding Options and warrants, are as described in detail on Schedule 4.4(a), which Schedule includes the number and exercise prices of such convertible securities. On the date hereof and immediately following the Closing, each share of capital stock of Thane that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to nor issued in violation of any preemptive rights, and none of the securities of Thane were issued in violation of the Securities Act, any state "blue sky" law or any other applicable securities laws. Except as set forth on Schedule 4.4(a) or as contemplated by this Agreement, at the date hereof there are, and immediately following the Closing there will be (a) no outstanding or authorized Options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of Thane or any of its Subsidiaries or pursuant to which Thane or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of Thane or any of its Subsidiaries, (b) no restrictions upon the dividends, voting or, except as required by the Securities Act and state "blue sky" laws, the transfer of any shares of capital stock of Thane pursuant to its Charter, Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound, and (c) no shares of Thane Common Stock are held by Thane in its treasury. Except as set forth on Schedule 4.4(b), neither Thane nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) with the stockholders of such Person on any matter. Except as contemplated by this Agreement or as set forth on Schedule 4.4(c), there are no outstanding contractual obligations of Thane or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Thane Common Stock or the capital stock of any of its Subsidiaries.

                  SECTION 4.5 No Violation. The execution, delivery and performance by Thane of this Agreement and each of the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.5, the execution, delivery and performance by Thane of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not
(x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract, lease, loan agreement, Thane Employee Benefit Plan, mortgage, security agreement, trust indenture or other agreement, instrument or Thane Commitment to which Thane is a party or by which it is bound or to which any of its properties or assets is subject, except to the extent any such conflict or breach, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of Thane, or (z) except as set forth on Schedule 4.5, obligate Thane to make any payment or incur any additional obligation, or give rise to any right of any Person with respect to Thane, under any term or provision of any Contract, the Charter or Bylaws of Thane, any Thane Employee Benefit Plan or any Applicable Law, that relates to a change of control or ownership of Thane or any similar provision, (ii) will not violate any provision of the Charter or Bylaws of Thane.

                  SECTION 4.6 Consents and Approvals. Except as set forth on
Schedule 4.6, assuming all filings, if any, required by the HSR Act are duly made and the waiting period thereunder has been terminated or has expired, and except for the approval of Thane's stockholders, no consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any Governmental Authority, or any other Person or entity is required to be made or obtained by Thane by virtue of the execution, delivery, or performance of this Agreement or any of the other Documents to which it is a party.

                  SECTION 4.7 Subsidiaries. Set forth on Schedule 4.7(a) hereto is a complete and accurate list of all Subsidiaries of Thane. Each Subsidiary is a corporation duly organized, validly existing and in corporate and Tax good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Each Subsidiary is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, require it to be so qualified or licensed. Such jurisdictions are set forth in Schedule 4.7(a) hereto. All of the outstanding shares of the capital stock, all Options to acquire capital stock, and all securities that are exchangeable or convertible into capital stock, of each Subsidiary are owned by Thane or a direct or indirect wholly-owned Subsidiary of Thane, are duly authorized, validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable Regulations and Contracts. Thane or its direct or indirect wholly-owned Subsidiary has good and marketable title to all of the shares of outstanding capital stock, all Options to acquire capital stock, and all securities that are exchangeable or convertible into capital stock, of each Subsidiary, free and clear of all Liens, Contracts, Options or other limitations whatsoever. True, complete and correct copies of each Subsidiary's charter and bylaws as presently in effect are set forth in
Schedule 4.7(b) hereto. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding Options, Claims, Contracts, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary or pursuant to which any Subsidiary is or may become obligated to issue or exchange any shares of capital stock. Except as set forth in Schedule 4.7(c) hereto, Thane does not have any obligation to make any additional Investments in any Person.

                  SECTION 4.8 Permits. Except as set forth on Schedule 4.8, each of the Thane Entities has such Permits as are necessary to own, lease, license or operate their respective properties and to conduct their respective businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.9 Litigation. Schedule 4.9 hereto sets forth a true and complete list of all Claims and Orders involving Thane since January 1, 1998. Except as set forth in Schedule 4.9 hereto, to the Knowledge of Thane, there is no Claim or Order threatened against Thane nor is there any reasonable basis therefor including, without limitation, as a result of Thane's execution of this Agreement and the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.9 hereto, Thane is fully insured with respect to each of the matters set forth on Schedule 4.9 and Thane has not received any opinion or a memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or obligations which could have an adverse effect in excess of $50,000.

                  SECTION 4.10 Financial Statements; No Undisclosed Liabilities.

                  (a) Attached as Schedule 4.10(a) hereto are (i) audited consolidated year-end balance sheets of Thane as of March 31, 2001, 2000 and 1999 and statements of income, stockholders' equity and cash flow of Thane for each of the fiscal years then ended and (ii) an unaudited consolidated balance sheet of Thane as of September 30, 2001 and unaudited consolidated statements of income, stockholders' equity and cash flow for the six-month period then ended. Such balance sheets and the notes thereto fairly present the financial position of Thane at the respective dates thereof in accordance with GAAP and such statements of income, stockholders' equity and cash flow and the notes thereto fairly present the results of operations for the periods referred to therein, in accordance with GAAP, except that the unaudited financial statements have no notes attached thereto and do not have year-end audit adjustments (none of which would be material or recurring). All of the foregoing financial statements were prepared from the books and records of Thane. Thane does not utilize any percentage of completion or similar method of accounting for revenue, income or cost recognition purposes. Thane has not in the past five (5) fiscal years written off any research and development costs, incurred any reorganization, restructuring or similar costs or changed the book value of any assets, liabilities or goodwill of any Subsidiary or business acquired by Thane. Except as set forth in Schedule 4.10(a) hereto, Thane does not have any obligation to make any additional Investments in any Person. All properties used in Thane's business operations during the period covered by the foregoing financial statements are reflected in the financial statements in accordance with and to the extent required by GAAP. The foregoing consolidated balance sheets and statements of operations, stockholders' equity and cash flows and the notes thereto are herein collectively referred to as the "Thane Financial Statements."

                  (b) Except as set forth in Schedule 4.10(b) hereto, Thane does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to Thane, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, other than: (i) liabilities set forth in the September 30, 2001 balance sheet of Thane, or (ii) liabilities and obligations that have arisen after September 30, 2001 in the ordinary course of business (none of which is a liability resulting from breach of a Contract, Regulation, Order or warranty, tort, infringement or Claim).

                  (c) There is no Person that has Guaranteed, or provided any financial accommodation of, any Indebtedness, obligation or liability of Thane or for the benefit of Thane for the periods covered by the Thane Financial Statements other than as set forth in the Thane Financial Statements or as set forth on Schedule 4.10(c). The management of Thane has disclosed to Thane's independent auditors all facts and circumstances known to them that are material and bear upon the accuracy of the audited financial statements. Thane's accounting systems and controls are sufficient to detect material fraud and inaccuracies in the financial reporting processes and reports.

                  SECTION 4.11 Change in Condition. Except as set forth on
Schedule 4.11, since March 31, 2001, the Thane Entities have operated their respective businesses in the ordinary course consistent with past practices and there has not occurred any event, occurrence or conditions, or to the Knowledge of Thane, any circumstance or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.12 Employee Benefit Plans and Labor Matters.

                  (a) List of Plans. Set forth in Schedule 4.12 attached hereto is an accurate and complete list of all (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, VEBAs under Section 501(c)(9) of the Code and the Treasury Regulations thereunder, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs and/or arrangements, whether or not insured; and (iii) employment, consulting, termination, and severance Contracts or agreements, in each case whether or not subject to ERISA; that are maintained or contributed to (or required to be contributed) for the benefit of any current or former employee of any of the Thane Entities, or with respect to which any potential liability is borne by, any of the Thane Entities (including, for this purpose and for the purpose of all of the representations in this Section 4.12, all employers (whether or not incorporated) that would be treated together with any of the Thane Entities as a single employer within the meaning of Section 414) of the Code ("Thane Employee Benefit Plans").

                  (b) Status of Plans. Except to the extent that a breach of any of the following representations would not, individually or in the aggregate, reasonably be expected to result in a material liability to any of the Thane Entities, (i) each Thane Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code; (ii) no complete or partial termination of any Thane Employee Benefit Plan has occurred or is expected to occur; (iii) none of the Thane Entities has any commitment, intention or understanding to create, modify or terminate any Thane Employee Benefit Plan; and except as required to maintain the tax-qualified status of any Thane Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Thane Employee Benefit Plan.

                  (c) No Pension Plans. No Thane Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. None of the Thane Entities has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (d) Liabilities. Except for such failures which could not, individually or in the aggregate, reasonably be expected to result in a material liability to the Thane Entities, (i) neither Thane nor any of its Subsidiaries maintains any Thane Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of COBRA and neither Thane nor any of its Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation; (ii) each Thane Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Thane Employee Benefit Plan meets the requirements of the Code applicable thereto; and (iii) neither Thane nor any of its Subsidiaries maintains any Thane Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in
Section 4976(b) of the Code) with respect to which an excise tax could be imposed. No Thane Employee Benefit Plan which is such a group health plan is a "multiple employee welfare arrangement," within the meaning of Section 3(40) of ERISA.

                  None of the Thane Entities maintains any Thane Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and none of the Thane Entities has any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service (except, in any case, to the extent required by COBRA). Except as set forth in Schedule 4.12(d), none of the Thane Entities has any unfunded liabilities pursuant to any Thane Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(3) of ERISA, but is not intended to be qualified under Section 401(a) of the Code. No Thane Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other Investment or insurance contract, policy or instrument issued by an insurance company that, to the Knowledge of Thane, is the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

                  None of the Thane Entities has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that would give rise to any such liability.

                  There are no actions, suits, claims or disputes pending, or, to the Knowledge of Thane, threatened, anticipated or expected to be asserted against or with respect to any Thane Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the Knowledge of Thane, threatened, anticipated, or expected to be asserted against any of the Thane Entities or, to the Knowledge of Thane, any fiduciary of any Thane Employee Benefit Plan, in any case with respect to any Thane Employee Benefit Plan. No Thane Employee Benefit Plan or, to the Knowledge of Thane, any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                  (e) Contributions. Full payment has been timely made of all amounts which Thane or any of its Subsidiaries is required, under applicable law or under any Thane Employee Benefit Plan or any agreement relating to any Thane Employee Benefit Plan to which Thane or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Thane Employee Benefit Plan ended prior to the date hereof, except to the extent that any failure to make such timely payment would not reasonably be expected to result in a material liability to the Thane Entities. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity. Benefits under all Thane Employee Benefit Plans are as represented and have not been materially increased subsequent to the date as of which documents have been provided.

                  (f) Tax Qualification. Each Thane Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or has submitted, or is within the remedial amendment period for submitting, an application for a determination letter from the Internal Revenue Service, and is awaiting receipt of a response) and, to the Knowledge of Thane which could reasonably be expected to result in the revocation of, or a refusal by the Internal Revenue Service to issue, any such favorable determination. Each VEBA has received a favorable determination letter from the Internal Revenue Service regarding its exempt status under Section 501(c)(9) of the Code.

                  (g) Transactions. None of the Thane Entities or any of their respective directors, officers, employees or, to the Knowledge of Thane, other Persons who participate in the operation of any Thane Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Thane Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would reasonably be expected to subject any Thane Entities to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code.

                  (h) Triggering Events. Except as set forth in Schedule 4.12, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Thane Employee Benefit Plan, policy, arrangement, statement or agreement which (either alone or upon the occurrence of any additional or subsequent event) will or may reasonably be expected to result in any material payment (whether of severance pay or otherwise) "excess parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the any of the Thane Entities.

                  (i) Documents. Thane has delivered or made available to the Corporation and its counsel true and complete copies of all material documents in connection with each Thane Employee Benefit Plan, including (where applicable): (i) all Thane Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements, and other material documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Thane Employee Benefit Plan intended to be qualified under
Section 401(a) of the Code or exempt under Section 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Thane Employee Benefit Plan with respect to which such forms have been filed; and (vi) the most recently prepared financial statements for each Thane Employee Benefit Plan for which such statements are prepared.

                  (j)      Except as set forth on Schedule 4.12;

                           (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Thane, threatened against or affecting any of the Thane Entities and during the past five (5) years there has not been any such action;

                           (ii) to the Knowledge of Thane, there are no union claims to represent the employees of any of the Thane Entities;

                           (iii) none of the Thane Entities is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of any Thane Entity;

                           (iv) none of the employees of any of the Thane Entities are represented by any labor organization and Thane does not have any Knowledge of any current union organizing activities among the employees of any Thane Entity, nor does any question concerning representation exist concerning such employees;

                           (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of any of the Thane Entities have heretofore been delivered to the Corporation;

                           (vi) to the Knowledge of Thane, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws is conducting an investigation with respect to or relating to any Thane Entity; and

                           (vii) there are no complaints, controversies, lawsuits or other proceedings pending or, to the Knowledge of Thane, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and the execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which any Thane Entity is a party.

                  (k) Since the enactment of the WARN Act, none of the Thane Entities has effectuated (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the any Thane Entity, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility any Thane Entity; nor has any Thane Entity been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 4.12, none of the employees of any Thane Entity has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with any Thane Entity since January 1, 1997.

                  SECTION 4.13      Interests in Real Property.

                  (a) Schedule 4.13 sets forth a true and complete list of all real property owned and all material real property leased by any of the Thane Entities. Each of the Thane Entities has good and marketable title in fee simple to all real property owned by it, free and clear of all Liens, except for Permitted Liens, and valid and enforceable leasehold interests in all real property leased by it.

                  (b) None of the real property owned by, or the leasehold estates of, any of the Thane Entities is subject to (i) any Liens other than Permitted Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that materially interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such Person.

                  (c) To the Knowledge of Thane, all improvements on such real property and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. To the Knowledge of Thane, none of the Thane Entities has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable Governmental Authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.14      Leases.

                  (a) (i) Except as set forth on Schedule 4.14, none of the Thane Entities is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute a breach or default) under any lease required to be set forth on Schedule 4.13 (the "Thane Leases") and
(ii) no party to any Thane Lease has given, or to the Knowledge of Thane threatened to give, or advised that it will be giving any Thane Entity written notice of or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.14, after taking into account the exercise of any Options (which are exercisable solely at the discretion of a Thane Entity), none of the Thane Leases terminate by their respective terms before June 1, 2003.

                  (c) Except as set forth on Schedule 4.14, none of the Thane Leases require a consent to be obtained for the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

                  (d) None of the Thane Entities has any ownership, financial or other interest in the landlords under any of the Thane Leases.

                  SECTION 4.15 Compliance with Law. The operations of each of the Thane Entities has been conducted in compliance with all Applicable Laws, including, without limitation, any regulations and other requirements of the Better Business Bureau or the Federal Trade Commission, except for violations or failures to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of Thane, none of the Thane Entities has received written notice of any noncompliance with any Applicable Laws, except as set forth on Schedule 4.15 and except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.16 Related Party Transactions. Except as set forth on Schedule 4.16 and except for the consummation of the transactions contemplated by the Documents to which Thane is a party, (i) neither Thane nor any of its Subsidiaries is a party to any Contract or arrangement with or for the benefit of any Person who, to Thane's Knowledge, is a Related Party; (ii) all material transactions between Thane and its Subsidiaries, on the one hand, and a Related Party, on the other hand, are on terms and conditions which could reasonably be expected to be obtained from a non-Affiliate in an arm's length transaction; and (iii) no Related Party is a supplier, lessor, lessee or competitor of Thane or any of its Subsidiaries. Since June

30, 2000, Thane has not made any payments, loaned or borrowed any funds or property or made any credit arrangement or accommodation with any stockholder, Affiliate or employee of Thane except for the payment of employee salaries and director compensation in the ordinary course of business.

                  SECTION 4.17      Tax Matters.

                  (a) Each of the Thane Entities has duly and properly filed, on a timely basis, all material Tax Returns required to be filed by, or with respect to, each such Thane Entity on or prior to the Closing Date. The Tax Returns have accurately reflected all liability for Taxes of each of the Thane Entities for the periods covered thereby. All Taxes with respect to the income, assets or operations of the Thane Entities for all Pre-Closing Periods have been timely paid or will be timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for in accordance with GAAP either in the Thane Financial Statements or, with respect to taxable periods beginning on or after April 1, 2001, on the books and records of Thane.

                  (b) All material Taxes that any of the Thane Entities are or were required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and have been duly and timely withheld or collected and, to the extent required, have been timely paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of any Thane Entity except for Permitted Liens.

                  (c) No Thane Entity has been the subject of an audit or other examination with respect to Taxes by any Governmental Authority, and, to the Knowledge of Thane, no such audit or examination is contemplated or pending. No Thane Entity has received any written notices from any Governmental Authority relating to any issue that could materially affect the Tax liability of a Thane Entity.

                  (d) No Thane Entity (i) has entered into an agreement or waiver that is currently effective, or been requested to enter into an agreement or waiver, that extends any statute of limitations relating to the payment or collection of Taxes of a Thane Entity or (ii) is presently contesting the Tax liability of any Thane Entity before any court, tribunal or agency.

                  (e) No Thane Entity has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which Thane and/or its Subsidiaries are the only members). No Thane Entity has any obligation by Contract, agreement, arrangement or otherwise to permit any Person, other than a Thane Entity, to use the benefit of a refund, credit or offset of Tax of any Thane Entity.

                  (f) There are no tax sharing, allocation, indemnification or similar agreements in effect as between any Thane Entity (or any predecessor or affiliate thereof) and any other party under which any Thane Entity or Corporation Entity could be liable for any material Taxes or other claims of such other party after the Closing Date.

                  (g) No Thane Entity has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality; no Thane Entity has any Knowledge that the U.S. Internal Revenue Service or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method, and no Thane Entity has any Knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of Thane Entity upon the completion of, or by reason of, the transaction contemplated by this Agreement.

                  (h) There are no deferred intercompany transactions between any Thane Entities, and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) with respect to the stock of any Thane Entity that will or may result in the recognition of a material amount of taxable income upon the consummation of the transaction contemplated by this Agreement.

                  (i) No Indebtedness of any Thane Entity consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

                  (j) No Thane Entity is, has been during the five-year period ending on the date of this Agreement, or will have been during the five-year period ending on the Closing Date, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (k) No written claim has ever been made by any taxing authority in a jurisdiction where any Thane Entity does not file Tax Returns that any Thane Entity is or may be subject to taxation by that jurisdiction.

                  (l) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat a Thane Entity as a "consenting corporation," as defined in Section 341 of the Code.

                  (m) No Thane Entity is a party to any agreement that would require a Thane Entity or any Affiliate thereof to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

                  SECTION 4.18 Environmental Matters. Except as set forth on
Schedule 4.18, (i) the Thane Entities are in compliance in all material respect with all applicable Environmental Laws, and have obtained, and are in compliance in all material respect with, all permits required under applicable Environmental Laws; (ii) there are no Actions by any Governmental Authority or other Person or entity pending or, to the Knowledge of Thane, against any Thane Entities under any Environmental Law; and (iii) to the Knowledge of Thane, there are no facts, circumstances or conditions relating to the business or operations of any Thane Entity that could reasonably be expected to give rise to any material claim, proceeding, Action or liability under any Environmental Law.

                  SECTION 4.19      Intellectual Property.

                  (a) Schedule 4.19(a) sets forth, for the Intellectual Property owned by the Thane Entities, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright and mask work registrations, copyright and mask work applications, and material unregistered copyrights; and (iv) all Software (other than readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), in the case of subclauses (i) through (iv) above, material to the Thane Entities' respective businesses which are owned, licensed, or leased, by the Thane Entities, identifying which Intellectual Property is owned, licensed, or leased, as the case may be. The Intellectual Property of the Thane Entities constitutes all the intellectual property necessary to operate their respective businesses as of the Closing Date in substantially the manner in which it is currently operated. To the extent indicated on Schedule 4.19(a), the Intellectual Property of the Thane Entities has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly authorized and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

                  (b) Schedule 4.19(b) sets forth a complete and accurate list of all material oral or written agreements (whether between any Thane Entity and third parties or inter-corporate) to which any Thane Entity is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), or (ii) restricting any of the Thane Entities right to use any Intellectual Property, including, without limitation, any License Agreements. The License Agreements of Thane and its Subsidiaries are valid and binding obligations of Thane and its Subsidiaries, as applicable, enforceable in accordance with their terms, and to Thane's Knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such License Agreement. Except as set forth in Schedule 4.19(b), no Thane Entity has licensed or sublicensed its rights in any material Intellectual Property other than pursuant to a valid and binding License Agreement. No royalties, honoraria or other fees are currently payable by the Thane Entities to any third parties for the use of or right to use any Intellectual Property except pursuant to any License Agreement and set forth on Schedule 4.19(b).

                  (c) Except as set forth in Schedule 4.19(c), the Thane Entities own, or to the Knowledge of Thane, have valid rights to use, free and clear of all Liens other than Permitted Liens, all of the Intellectual Property of the Thane Entities. A Thane Entity is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on Schedule 4.19(c).

                  (d) Except as set forth in Schedule 4.19(d), the Intellectual Property owned by the Thane Entities and, to the Knowledge of Thane, any material Intellectual Property licensed to the Thane Entities, has not been canceled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, and to the Knowledge of Thane is valid and enforceable.

                  (e) Except as set forth in Schedule 4.19(e), no Thane Entity has received any written notice or claim and there is no pending or, threatened claim, suit, arbitration, interference or other adversarial or contested proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (foreign or domestic) involving the Intellectual Property owned by the Thane Entities, or, to the Knowledge of Thane, the material Intellectual Property licensed to the Thane Entities, alleging that the activities or the conduct of the Thane Entities businesses infringe upon, dilute, violate or constitute the unauthorized use, misuse or misappropriation of the intellectual property rights of any third party or challenging the Thane Entities' ownership, use, validity, enforceability or registrability of any of their respective Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which any Thane Entity is a party other than the License Agreements which (i) restrict any Thane Entities' right to use any Intellectual Property, (ii) restrict the Thane Entities' businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned by any Thane Entity. Except as set forth in
Schedule 4.19(e), to the Knowledge of Thane, there does not exist any valid basis for any such claims.

                  (f) Except as set forth in Schedule 4.19(f), to the Knowledge of Thane, the conduct of each Thane Entities' business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property owned or controlled by any third party. Except as set forth in Schedule 4.19(f), to the Knowledge of Thane, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by any Thane Entity and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by any Thane Entity.

                  (g) Each Thane Entity takes reasonable measures to protect the confidentiality of its Trade Secrets, including requiring their employees and other parties having access thereto to execute written non-disclosure agreements. To the Knowledge of Thane, no Trade Secret of any Thane Entity has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. Except as set forth in
Schedule 4.19(g), to the Knowledge of Thane, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof. The Corporation has been provided with a copy of Thane's form of non-disclosure agreement and the non-disclosure agreements referred to in this clause (g) contain substantially the same terms and conditions as the form of non-disclosure agreement.

                  (h) No current or former partner, director, officer, or employee of any Thane Entity (or any of its respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by any Thane Entity.

                  (i) With respect to the Software set forth in Schedule 4.19(i) which is owned by a Thane Entity, such Software was either developed (i) by employees of such Thane Entity within the scope of their employment or (ii) by independent contractors who have assigned their rights to such Thane Entity pursuant to signed, written agreements.

                  (j) The Trademarks listed on Schedule 4.19(j), for which any Thane Entity has obtained or applied for a registration that are material to the Thane Entity business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates, and are all the Trademarks that are material to each Thane Entity. To the Knowledge of Thane, there has been no prior use of the material Trademarks by any third party that would confer upon said third party superior rights in the material Trademarks. To the Knowledge of Thane, the Thane Entities have undertaken reasonable policing of the material Trademarks against third party infringement.

                  SECTION 4.20 Insurance. Except as set forth on Schedule 4.20, each of the Thane Entities maintains, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. Schedule 4.20 sets forth a list and brief description of all policies of title, fire, liability, casualty, business interruption, errors and omissions, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Thane Entities as of the date hereof, and all such policies are in full force and effect in accordance with their terms. To the Knowledge of Thane, no Thane Entity is in default under any material provisions of any such policy of insurance and, to the Knowledge of Thane, as of the date hereof, all premiums due have been paid and no Thane Entity has received notice of cancellation or termination (or intent to cancel or terminate) of any such insurance. Neither Thane nor any of its Subsidiaries has received a written refusal of coverage thereunder, or any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated or any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

                  SECTION 4.21 Material Contracts.

                  (a) Schedule 4.21 sets forth a true and complete list of all Contracts and other instruments (with the exception of the License Agreements listed on Schedule 4.19(b)) to which each Thane Entity is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "Thane Commitments"), including without limitation:

                           (i)      any material agreement, Contract or
         commitment relating to the employment of any Person by any Thane Entity, or any bonus, deferred compensation, pension, profit sharing, Option, employee stock purchase, retirement or other employee benefit plan;

                           (ii) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                           (iii) any agreement, Contract or commitment relating to capital expenditures in excess of $100,000 in any fiscal year;

                           (iv) any agreement to acquire, directly or indirectly, any equity interest in or assets of any other Person (other than purchases of supplies, inventory, or equipment in the ordinary course of business) whether or not the transactions contemplated thereby have been consummated, and under which an Thane Entity continues to have any outstanding obligations;

                           (v) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or Investment in, any Person or any agreement, Contract or commitment relating to the making of any such loan, advance or Investment;

                           (vi) any agreement relating to Indebtedness in excess of $100,000;

                           (vii) any guarantee or other contingent liability in respect of any Indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business) in excess of $100,000;

                           (viii) any material management service, consulting, financial advisory or any other similar type Contract including, without limitation, any Contract with any investment or commercial bank;

                           (ix)     any material agreement, Contract or
         commitment limiting the ability of any Thane Entity to engage in any line of business or to compete with any Person;

                           (x) any agreement, Contract or commitment which involves payments in excess of $100,000 in any calendar year and is not cancelable without penalty within thirty (30) days;

                           (xi) any agreement, Contract or commitment for the disposal of a material amount of assets or properties of any Thane Entity (other than sales to customers in the ordinary course of business);

                           (xii) any agreement, Contract or commitment which is material to any Thane Entity and contain a "change in control" or similar provision;

                           (xiii) any agreement, Contract or commitment relating to any material joint venture, partnership, strategic alliance or similar arrangement;

                           (xiv)    any material agreement, Contract or
         commitment with any Affiliate;

                           (xv)     any source code agreements with third
         parties; and

                           (xvi) any other material agreement, Contract or commitment.

                  (b) Except as set forth on Schedule 4.21, each Thane Commitment is in full force and effect on the date hereof. No Thane Entity is in default in respect of any Thane Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of Thane, no other party to any of the Thane Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                  SECTION 4.22 Questionable Payments. No Thane Entity nor, to the Knowledge of Thane, any employee, agent or representative of any Thane Entity acting on their behalf has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using corporate funds of any Thane Entity or made any illegal payments to obtain or retain business using corporate funds of any Thane Entity in violation of the U.S. Foreign Corrupt Practices Act of 1977.

                  SECTION 4.23 Brokers. Except as set forth on Schedule 4.23, Thane and its agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement.

                  SECTION 4.24 Books and Records. Except as set forth on
Schedule 4.24, the respective minute books of each Thane Entity, to the extent previously made available to the Corporation and its representatives, contain, and the respective minutes of books of the Thane Entities made available to the Corporation after the date hereof will contain, accurate records of all meetings of, and corporate actions taken by (including action taken by written consent) the respective Stockholders and Board of Directors of the Thane Entities. To the Knowledge of Thane, no Thane Entity has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Thane or its Subsidiaries.

                  SECTION 4.25 Personal Property. Except as set forth on
Schedule 4.25 and except for properties and assets reflected in the Thane Financial Statements or acquired after March 31, 2001, which have been sold or otherwise disposed of in the ordinary course of business, each Thane Entity has good, valid and marketable title to (a) all of its owned personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the relevant Thane Financial Statements, except as may be indicated in the notes thereto, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Thane Entities since March 31, 2001, in each case free and clear of all Liens, except for Permitted Liens. All of the tangible personal property owned by each Thane Entity is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which they are presently being used.

                  SECTION 4.26 Advertising. Except as set forth on Schedule 4.26 hereto, over the last five years, the Thane Entities have complied with all Regulations, Orders and Contracts applicable to the advertising, marketing, distribution and sale of the products that any of them owns, sells for itself or others or otherwise provides advertising or other services. To Knowledge of Thane, there are currently no Claims against any of the Thane Entities for not being able to substantiate the Claims made about the products produced or marketed by any such Thane Entities.

                  SECTION 4.27 Customer Warranties.

                  (a) There have been no pending, nor to the best Knowledge of Thane, threatened, any Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the Closing Date by Thane that are not disclosed or referred to in the Thane Financial Statements and that are not fully reserved against in accordance with GAAP.

                  (b) All services rendered by any of the Thane Entities (whether directly or indirectly through independent contractors) have been in conformity in all material respects with all applicable Contract commitments and all implied and express warranties, and none of the Thane Entities has nor shall have any liability whatsoever for damages relating to or arising from any service, except for amounts incurred in the ordinary course of business which do not have an adverse effect in excess of $5,000 in the aggregate (excluding Product Liability Claims discussed in Section 4.28 below).

                  SECTION 4.28 Products Liability. Except as set forth in
Schedule 4.28 hereto, (a) there has been no Claim by or before any Governmental Authority against or involving Thane or concerning any product manufactured, shipped, sold or delivered by or on behalf of Thane relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold or delivered by or on behalf of Thane or any alleged failure to warn, or any alleged breach of implied warranties or representations, and, to the Knowledge of Thane, none has been threatened nor is there any valid basis for any such Claim; (b) to the Knowledge of Thane, there has not been any Occurrence; (c) there has not been any recall, rework, post-sale warning or similar action conducted with respect to any product manufactured (or to be manufactured), shipped, sold or delivered by or on behalf of Thane, or any investigation or consideration of or decision made by any Person or Governmental Authority concerning whether to undertake or not undertake, any recalls, reworks, post-sale warnings or similar actions and (d) to the Knowledge of Thane, there has been no material defect in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured, shipped, sold or delivered by or on behalf of Thane, in the case of clauses (a) through (d) above, that would have an adverse effect on Thane in excess of $100,000. All manufacturing standards applied, testing procedures used, and product specifications disclosed to customers by Thane have complied in all material respects with all requirements established by any applicable Regulation or Order of any Governmental Authority.

                  SECTION 4.29 Capital Expenditures and Investments. Thane has outstanding Contracts and a budget for capital expenditures and investments as set forth in Schedule 4.29 hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by Thane since March 31, 2001.

                  SECTION 4.30 Accounts Receivable; Inventories. The accounts receivable of Thane reflected in the Thane Financial Statements and such additional accounts receivable as are reflected on the books of Thane on the date hereof are current, good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and GAAP and are consistent with prior practices). All such accounts receivable, (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, deductions, set-offs or counterclaims. The inventories reflected on Thane Financial Statements and held by Thane on the date hereof do not include any items which are not usable or saleable in the ordinary course of business of Thane or are obsolete or discounted items. Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof) in accordance with GAAP. None of such inventories have been written up in value or repurchased by, or returned to, Thane at an increased value. All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Thane Financial Statements.

                  SECTION 4.31 Disclosure. Neither this Agreement nor any of the Contracts, exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Corporation by or on behalf of Thane with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which Thane has not disclosed to the Corporation herein and of which Thane or any of its officers, directors or executive employees is aware which could reasonably be anticipated to have a Material Adverse Effect on Thane. Thane has disclosed to the Corporation all material information relating to the business of Thane or the transactions contemplated by this Agreement.

                  SECTION 4.32 Krane Holdings, Inc. The Trailing EBITDA for Krane Holdings, Inc. shall not be less than 4,250,000 excluding one time charges incurred by Krane in connection with the Krane Merger.

                                   ARTICLE V

                          COVENANTS OF THE CORPORATION

                  SECTION 5.1 Operation of Business.

                  (a) Except as contemplated hereby or as consented to in writing by Thane, between the date hereof and the Closing Date, the Corporation shall, and shall cause each of the Subsidiaries to: (i) in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the regular and ordinary course, (ii) use their commercially reasonable efforts to preserve intact their business organizations, (iii) keep available the services of their officers and employees, (iv) preserve their relationships with customers, suppliers and others having material business dealings with them, and (v) maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

                  (b) Without limiting the generality of Section 5.1(a), and, except as otherwise expressly permitted or required by this Agreement or set forth in Schedule 5.1(b), between the date hereof and the Closing Date, the Corporation shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Thane or as contemplated hereby:

                           (i) (x) declare, set aside or pay any dividends on (whether in cash, shares of capital stock of the Corporation, or other property), or make any other actual, constructive or deemed distributions, including bonuses, in respect of, any of its capital stock, or otherwise make any payments to stockholders of the Corporation in their capacity as such, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) redeem or otherwise acquire any shares of capital stock of the Corporation or any of its Subsidiaries or any other securities thereof or any rights, warrants or Options to acquire any such shares or other securities or set apart money or other property for any mandatory purchase or analogous fund for the redemption, purchase or acquisition of any shares of capital stock of the Corporation;

                           (ii) authorize, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or Options to acquire, any such shares or voting securities or convertible securities or equity equivalent or any phantom stock or stock appreciation rights or enter into any agreement or Contract with respect to the sale or issuance of any of such securities; other than the issuance of shares of Corporation Common Stock upon exercise of warrants or Options outstanding on the date hereof;

                           (iii) amend its Charter or Bylaws or equivalent governing documents;

                           (iv) acquire or agree to acquire by merging with, or by purchasing a material amount of assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than inventory in the ordinary course of business;

                           (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets other than sales of inventory in the ordinary course of business, or which involve assets having a current value not in excess of $25,000 individually or $100,000 in the aggregate or allow any properties or assets (including, without limitation, Intellectual Property) to become subject to any Lien other than a Permitted Lien;

                           (vi) incur or Guarantee any Indebtedness in excess of $25,000 in any calendar year or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or Investments, in each case in excess of $25,000 in the aggregate in any calendar year in, any other Person other than a wholly owned Subsidiary;

                           (vii) grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or amend any existing, severance plan, agreement or arrangement, or enter into or amend any employee benefit plan except as required by Applicable Law, or enter into, amend or terminate any employment or consulting agreement, except, in each case as required by Applicable Law;

                           (viii) enter into any Contract or commitment with respect to capital expenditures other than expenditures necessary for the continued operations of the Corporation in the ordinary course of its business, other than capital expenditures or commitments which have been previously approved by the Corporation's Board of Directors or approved in writing by Thane;

                           (ix) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as required under Applicable Law, make a material amendment or modification of the compensation, bonus or fringe benefits of any of its directors, officers or employees of the Corporation or any of its Subsidiaries;

                           (x) agree to the settlement of any material claim or litigation;

                           (xi) make or rescind any material Tax election, settle or compromise any material Tax liability, or file or cause to be filed any amended Tax Return or any claim for a Tax refund, except, in each case, as required by Applicable Law;

                           (xii) except as required by Applicable Law or GAAP, make any change in its method of accounting or accounting policies;

                           (xiii) except as set forth on the schedules hereto, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, Option, insurance or other compensation or benefits provided, however, the Corporation may pay bonuses of not more than $50,000 to each of the Controlling Stockholders on or prior to December 31, 2001;

                           (xiv) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

                           (xv) enter into any agreement, understanding or commitment that significantly restrains, limits or impedes the Corporation's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Corporation's or any of its Subsidiaries' activities;

                           (xvi) materially modify, amend or terminate any Corporation Commitment or waive any of its rights or claims thereunder or enter into any Contract, agreement, commitment or arrangement that, if in existence on the date hereof, would be a Corporation Commitment;

                           (xvii) establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, Option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except, in the case of collective bargaining, pension or retirement arrangements, or trusts, as required by Applicable Law;

                           (xviii) execute any new lease or sublease for real property or cancel, modify, terminate or amend any lease or sublease for real property;

                           (xix) adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization of the Corporation or any of its Subsidiaries, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations, or other reorganizations involving only wholly-owned Subsidiaries of the Corporation and no other Person;

                           (xx) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Corporation or its Subsidiaries;

                           (xxi) fail to maintain its Intellectual Property as currently maintained, or allow any material Intellectual Property of the Corporation or its Subsidiaries to expire or to become abandoned, canceled or otherwise terminated;

                           (xxii) commence or terminate the employment of, or materially amend the employment terms of, or materially change the responsibilities or duties of, the

         Chairman, Chief Executive Officer, President, or Chief Financial Officer or any other executive officer of the Corporation;

                           (xxiii) transfer, license, sell or otherwise dispose of any Intellectual Property or Software other than in the ordinary course of business;

                           (xxiv) enter into any agreement, arrangement or transaction with or for the benefit of any Person who is an Affiliate of the Corporation;

                           (xxv)    create any Subsidiary;

                           (xxvi)   take any action including, without
         limitation, the adoption of any Stockholder rights plan or amendments to its Charter, Bylaws or other governing documents, which would, directly or indirectly, restrict or impair the ability of Thane to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Corporation that may be acquired or controlled by Thane;

                           (xxvii) take any action that would reasonably be expected to cause any representations made by the Corporation in this Agreement not to remain true and correct; and

                           (xxviii) agree, in writing or otherwise, to take any of the foregoing actions.

                  SECTION 5.2 Access to Books and Records. Upon reasonable notice, the Corporation shall afford, and shall cause each of its Subsidiaries to afford, Thane and its accountants, counsel and representatives full access to all the Corporation's and its Subsidiaries' properties, books, Contracts, commitments, records (including, but not limited to, Tax Returns), employees, customers, suppliers and accountants and, shall furnish promptly to Thane (a) a copy of each report, schedule and other document filed or received by the Corporation or any of its Subsidiaries pursuant to the requirements of federal or state securities laws, and (b) all other information concerning the Corporation's and its Subsidiaries' businesses, properties and personnel as Thane may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of the Corporation or the Controlling Stockholders. In addition, the Corporation shall provide Thane with monthly reports reflecting cash receipts and disbursements in reasonable detail to allow Thane the ability to monitor
Schedule 5.1(b), and shall provide such documents and other information reasonably requested by Thane.

                  SECTION 5.3 Compliance with Conditions; Commercially Reasonably Efforts. The Corporation shall use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Corporation and Thane to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Corporation shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                  SECTION 5.4 Consents and Approvals.

                  (a) The Corporation shall (i) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document or any of the transactions contemplated hereby or thereby, and (ii) diligently assist and cooperate with Thane in preparing and filing all documents required to be submitted by Thane to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by Thane in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Thane all information concerning the Corporation and its Subsidiaries that counsel to Thane determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                  (b) The Corporation acknowledges that Thane will use the Corporation Financial Statements for use in the Registration Statement to be provided to the Corporation Stockholders pursuant to Section 6.5, and the Corporation agrees to use its best efforts to obtain its auditor's consent for such inclusion.

                  SECTION 5.5 Corporation Stockholder Approval.

                  (a) The Corporation shall, as soon as practicable, but in no event later than thirty (30) days after the Commission declares the Registration Statement effective, hold a special meeting of its stockholders (the "Corporation Special Meeting") in order for the Corporation's stockholders to consider and vote upon, among other things, the adoption of this Agreement and the other Documents to which the Corporation is a party and the approval of the transactions contemplated hereby and thereby in accordance with the NGCL and applicable NASD rules and regulations.

                  (b) The Corporation shall, through its Board of Directors, recommend to its stockholders that stockholder approval be given, and the Corporation shall use its commercially reasonable efforts to cause each member of the Corporation's Board of Directors to vote their shares of Corporation Common Stock to approve the items to be considered by the Corporation's stockholders at the Corporation Special Meeting.

                  SECTION 5.6 No Solicitation.

                  (a) Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1, neither the Corporation nor any of its Subsidiaries will take, nor will the Corporation permit any of the Corporation's or its Subsidiaries' Affiliates (including the Controlling Stockholders) or representatives to take any of the following actions with any Person other than Thane and its designees: (a) solicit, encourage, initiate, entertain, accept receipt of, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal, with respect to any possible

Business Combination with the Corporation or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (an "Alternative Transaction"), (b) provide information with respect to the Corporation or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized) to any Person, other than Thane, relating to (or which the Corporation believes would be used for the purpose of formulating an offer or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Corporation (whether such Subsidiary is in existence on the date hereof or are hereafter organized), (c) agree to, enter into a Contract with any Person, other than Thane, providing for, or approve a Business Combination with the Corporation or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) or (d) authorize or permit any of the Corporation's representatives to take any such action. Notwithstanding the foregoing, the Corporation and its board of directors shall be permitted to engage in discussions or negotiations with, or provide any information or data to, any Person in response to an unsolicited bona fide written inquiry, proposal or offer of an Alternative Transaction by any such Person, if and only to the extent that, in any such case, (i) the board of directors of the Corporation concludes in good faith that such inquiry, proposal or offer of an Alternative Transaction constitutes a Superior Proposal, (ii) the board of directors of the Corporation determines in good faith (after considering the written advice of outside counsel) that failing to take such action would be reasonably likely to constitute a breach of its fiduciary duties to the Corporation's stockholders under applicable Law, (iii) prior to providing any non-public information or data to any Person in connection with any such written offer of an Alternative Transaction by any such Person, the board of directors of the Corporation receives from such person an executed confidentiality agreement on the same terms and conditions as Thane executed and
(iv) prior to providing any information or data to any Person or entering into any negotiations with any Person, the Corporation notifies (the "Proposal Notice") Thane promptly, but in any event within twenty-four (24) hours, of such inquiries, proposals or offers received by, any such information or data requested from, or any such discussions or negotiations sought to be initiated or continued with, the Corporation, its directors, or employees or any of its agents or representatives and, in connection with such notice, shall provide Thane with the name(s) of such Person(s) and the material terms and conditions of any inquiries, proposals or offers; provided, however, that the Corporation shall not provide any information or data to any such Person or enter into discussions or negotiations with any such Person until two Business Days have expired following the delivery of the Proposal Notice to Thane. The Corporation agrees that it will promptly keep Thane informed of the status and terms of any such inquiries, proposals or offers and the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. The Corporation agrees that it will use commercially reasonable efforts to promptly inform its officers, directors, key employees and representatives of the obligations undertaken in this Section 5.6. Nothing in this Section 5.6 shall permit the Corporation to terminate this Agreement. Each of the Corporation and Thane acknowledge that this Section 5.6 was a significant inducement for Thane to enter into this Agreement and the absence of such provision would have resulted in a failure to induce Thane to enter into this Agreement.

                  (b) The Corporation shall immediately, but in any event within five (5) business days of the execution of this Agreement, request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Corporation or any portion thereof or any Alternative Transaction to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Corporation and the Corporation shall use its commercially reasonable efforts to have such information returned.

                  SECTION 5.7 Notification of Certain Matters. From the date hereof through the Closing Date, the Corporation shall promptly notify Thane of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Corporation shall promptly notify Thane of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

                  SECTION 5.8 Certain Tax Covenants.

                  (a) The Corporation and each of its Subsidiaries agree, from and after the date of this Agreement and until the Closing, to prepare all Tax Returns in a manner which is consistent with the past practices of the Corporation and each Subsidiary, as the case may be, with respect to the treatment of items on such Tax Returns, unless otherwise required by Applicable Law.

                  (b) The Corporation and its Subsidiaries shall timely pay in full on or prior to the Closing Date all material Taxes and Tax liabilities required to be paid by or with respect to them for all Pre-Closing Periods, other than those Taxes that have been accrued and adequately disclosed and fully provided for in accordance with GAAP either in the Corporation Financial Statements or, with respect to taxable periods beginning on or after January 1, 2001, on the books and records of the Corporation. For purposes of this Agreement the immediately preceding sentence, Taxes and Tax liabilities of the Corporation or any of its Subsidiaries that relate to any taxable year or other taxable period beginning on or before the Closing Date and ending after the Closing Date (each an "Overlap Period") shall be apportioned between the portion of the Overlap Period ending on and including the Closing Date and the portion of the Overlap Period beginning on the day after the Closing Date as follows:
(i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Corporation and its Subsidiaries as though the taxable year of the Corporation or any relevant Subsidiary terminated at the close of business on the Closing Date.

                  (c) No Corporation Entity shall take any action that could cause the Merger to fail to qualify as a Reorganization pursuant to
Section 368(a) of the Code.

                  SECTION 5.9 Confidentiality. Except as may be required by lawful order of a Governmental Authority of competent jurisdiction, the Corporation and each of the Controlling Stockholders agrees to keep secret and confidential, after the Closing, all non-public information concerning Thane and its Affiliates that was acquired by, or disclosed to, the Corporation and each of the Controlling Stockholders prior to the Closing Date, except any of the same which (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which such Seller and its Affiliates are bound); (b) was disclosed to the Corporation and each of the Controlling Stockholders by a third party not subject to any duty of confidentiality to Thane prior to its disclosure to the Corporation and each of the Controlling Stockholders by Thane; and (c) is disclosed by such Seller in the ordinary course of Thane's business as a proper part of his employment in connection with communications with customers, vendors and other proper parties, provided that it is for a proper purpose solely for the benefit of Thane.

                  SECTION 5.10 Certain Tax Covenants.

                  (a) The Corporation shall provide to Thane at or before the Closing the appropriate affidavit required by Section 1445(b) of the Code to enable Thane not to withhold Tax under Section 1445(a) of the Code with respect to the transactions contemplated by this Agreement.

                  (b) No Corporation Entity shall take any action that could cause the Merger to fail to qualify as a Reorganization pursuant to
Section 368(a) of the Code.

                  SECTION 5.11 Options Cancellation. Prior to the Closing, the Controlling Stockholders shall cause all Options to purchase Corporation Common Stock outstanding on the date of this Agreement to be cancelled and shall provide Thane evidence of such termination, satisfactory to Thane in its sole discretion.

                                   ARTICLE VI

                               COVENANTS OF THANE

                  SECTION 6.1 Operation of Business. Except as contemplated hereby, as set forth on Schedule 6.1 hereto or as consented to in writing by the Corporation, between the date hereof and the Closing Date, Thane shall, and shall cause each of the Thane Entities to: (i) use their commercially reasonable efforts to preserve intact their business organizations, (ii) keep available the services of their officers and employees, (iii) preserve their relationships with customers, suppliers and others having material business dealings with them, and (iv) maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

                  SECTION 6.2 Access to Books and Records. Upon reasonable notice, Thane shall afford, and shall cause each of the Thane Entities to afford, to the Corporation and the Corporation's accountants, counsel and representatives full access to the Thane Entities' properties, books, Contracts, commitments, records (including, but not limited to, Tax Returns), employees, customers, suppliers and accountants, and shall furnish promptly to the Corporation all other information concerning the Thane Entities' businesses, properties and personnel as the Corporation may reasonably request, provided that no investigation or receipt of information pursuant to this Section 6.2 shall affect any representation or warranty of Thane or the conditions to the obligations of the Corporation.

                  SECTION 6.3 Compliance with Conditions; Commercially Reasonable Efforts. Thane will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Corporation and Thane to be satisfied. Upon the terms and subject to the conditions of this Agreement, Thane shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                  SECTION 6.4 Consents and Approvals. Thane shall (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons (including the approval of its stockholders as may be required under the DGCL), firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document to which it is a party or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with the Corporation in preparing and filing all documents required to be submitted by the Corporation to any Governmental Authority in connection with such transactions (including the Thane Financial Statements) and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Corporation in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Corporation all information concerning the Thane Entities that counsel to the Corporation determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                  SECTION 6.5 Registration Statement; Listing.

                  (a) As promptly as practicable after the date hereof, but no later than December 31, 2001, the parties shall prepare and file with the Commission a registration statement on Form S-4 under the Securities Act relating to the offering and issuance of the shares of Thane Common stock pursuant to the Merger (the "Registration Statement") and preliminary proxy materials under the Securities Exchange Act relating to the Corporation Special Meeting. The parties shall use their respective commercially reasonable efforts to respond to the comments of the Commission thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Corporation will provide Thane with such reasonable information and assistance in connection with the foregoing filings that Thane may reasonably request. Thane will take all commercially reasonable actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of shares of Thane Common Stock. Thane shall afford the Corporation and its counsel a reasonable opportunity to review and comment upon any description of the Corporation and its Affiliates, this Agreement, the other Documents or the transactions contemplated hereby and thereby set forth in such proxy statement (including all drafts or amendments thereto). Thane shall notify the Corporation promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Corporation with copies of all correspondence between Thane or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders meeting there shall occur any event that would be required, under the Exchange Act and the rules and regulations thereunder, to be set forth in an amendment or supplement to such proxy statement, the parties will promptly prepare and mail to stockholders such an amendment or supplement.

                  (b) Thane shall use commercially reasonable efforts to cause its outstanding Thane Common Stock immediately after the Merger to be approved for quotation on the Nasdaq National Market System or, in Thane's reasonable discretion another national securities exchange, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Time.

                  SECTION 6.6 Confidential Information. Thane acknowledges that the information being provided under Section 5.2 may be material non-public information and hereby covenants and agrees to keep, and cause its Affiliates and representatives to keep, confidential any information identified by the Corporation as confidential, unless (a) such information becomes generally available to the public (other than as a result of a breach of this provision by Thane), (b) such information was available to Thane on a non-confidential basis from a source (other than the Corporation or its representatives) that, to Knowledge of Thane, is not and was not prohibited from disclosing such information to Thane by a contractual, legal or fiduciary obligation or (c) Thane is required by law to disclose such information, including without limitation, in the Registration Statement and related filings; provided, that in an event specified in clause (c), Thane shall provide the Corporation with prompt prior written notice of such required disclosure, Thane shall disclose only that portion of the confidential information that Thane is advised by counsel is legally required. Thane agrees that it will comply, and will cause its representatives to comply, with all securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. Thane agrees not to use any confidential information in violation of any law.

                  SECTION 6.7 Notification of Certain Matters. From the date hereof through the Closing Date, Thane shall promptly notify the Corporation of the occurrence or non-occurrence of any fact or event of which the Corporation is aware which has caused or could reasonably likely cause (a) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (b) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. Thane shall promptly notify the Corporation of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

                  SECTION 6.8 Working Capital. Following the Closing, Thane shall make available to the Corporation access to capital on a prudent business basis to maintain the existing operations of the Corporation and its Subsidiaries. In addition, following the Closing from time to time as determined in good faith by Thane in light of the needs of the Corporation, Thane shall make available to the Corporation additional working capital in an aggregate amount of up to Fifteen Million ($15,000,000) to facilitate future growth by means other than acquisitions.

                                  ARTICLE VII

                         CONDITIONS PRECEDENT TO CLOSING

                  SECTION 7.1 Conditions to the Corporation's Obligations. The obligations of the Corporation hereunder required to be performed at the Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by Thane, shall be made in writing), at or prior to the Closing, of the following conditions:

                  (a) The representations and warranties of Thane contained in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, Thane, to the Corporation and the Controlling Stockholders, shall be true and correct in all material respects when made and on the Closing Date as though then made (except that to the extent such representation and warranty is qualified by materiality, such representation and warranty shall be true and correct), except as expressly provided herein. The president of Thane shall have delivered to the Corporation and the Controlling Stockholders a certificate (which shall be addressed to the Corporation and the Controlling Stockholders), dated the Closing Date, in the form designated Exhibit H hereto, certifying to the foregoing.

                  (b) Thane shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement and the other Documents, to be performed and complied with by Thane at or prior to the Closing Date.

                  (c) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of the transactions contemplated by the Documents to occur on the Closing Date shall have been obtained and shall be in full force and effect, the Corporation and the Controlling Stockholders shall reasonably be satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Thane shall have delivered to the Corporation and the Controlling Stockholders a certificate, executed by Thane or on its behalf by a duly authorized representative, dated as of the Closing Date, certifying that each of the conditions specified in this Section 7.1 has been satisfied with respect to Thane.

                  (e) A registration statement on Form S-4 registering the issuance of the shares of Thane Common Stock issuable to the Corporation stockholders pursuant to the Merger shall have been declared effective by the Commission and no proceedings for a stop order suspending the effectiveness of the Registration Statement or the Thane Common Stock shall have been instituted or pending or threatened.

                  (f) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of the Corporation, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Thane Employee Benefit Plans) pending or threatened against the Thane Entities which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Corporation shall have received a certificate, dated the Closing Date, of the president and chief financial officer of Thane, in the form of Exhibit I hereto, certifying to the foregoing.

                  (g) Thane shall have delivered to the Corporation and the Controlling Stockholders certificates of the appropriate public officials, if available, to the effect that each of the Thane Entities is a validly existing corporation in good standing (to the extent that the concept of good standing is recognized under the laws of the relevant jurisdiction of organization) in its jurisdiction of organization dated not more than ten (10) days prior to the Closing Date.

                  (h) Thane shall have delivered to the Corporation and the Controlling Stockholders a certificate of the Secretary of its Board of Directors, in the form of Exhibit J hereto, (i) certifying that a true and correct copy of the Charter and Bylaws of the each of the Thane Entities and all resolutions of the Board of Directors and shareholders of Thane authorizing the execution and delivery of this Agreement and each Document to which Thane is a party and authorizing the performance by Thane of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of Thane.

                  (i) An opinion of counsel of Thane addressed to the Corporation dated as of the Closing Date, satisfactory in form and substance to the Corporation with respect to the matters set forth in Exhibit K.

                  SECTION 7.2 Conditions to Thane's Obligations. The obligations of Thane required to be performed at the Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Corporation, shall be made in writing), at or prior to the Closing, of the following conditions:

                  (a) The representations and warranties of the Corporation and the Controlling Stockholders contained in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, the Corporation or the Controlling Stockholders, to Thane, shall be true and correct in all material respects when made and on the Closing Date as though then made (except that to the extent such representation and warranty is qualified by materiality, such representation and warranty shall be true and correct), except as expressly provided herein. Each of the president of the Corporation and the Controlling Stockholders shall have delivered to Thane a certificate (which shall be addressed to Thane and, if applicable, its lenders), dated the Closing Date, in the form designated Exhibit L hereto, certifying to the foregoing.

                  (b) The Corporation and the Controlling Stockholders shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement and the other Documents, to be performed and complied with by the Corporation or the Controlling Stockholders at or prior to the Closing Date.

                  (c) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated by the Documents to occur on the Closing Date shall have been obtained and shall be in full force and effect, and Thane shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) The Corporation shall have delivered to Thane a certificate, executed by it or on its behalf by a duly authorized representative, dated as of the Closing Date, certifying that each of the conditions specified in this Section 7.2 has been satisfied.

                  (e) All Documents and all documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to Thane, shall have been executed and delivered by the parties thereto, be in full force and effect and no party to any of the foregoing (other than Thane) shall have breached any of its material obligations thereunder.

                  (f) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of Thane, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to Taxes, environmental matters or Corporation Employee Benefit Plans) pending or threatened against the any of the Corporation Entities which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Thane shall have received certificates (which shall be addressed to Thane and, if applicable, its lenders), dated the Closing Date, of the president and chief financial officer of the Corporation, in the form of Exhibit M hereto, certifying to the foregoing.

                  (g) The Corporation shall have delivered to Thane certificates of the appropriate public officials to the effect that each of the Corporation Entities is a validly existing corporation in good standing in its jurisdiction of organization dated not more than ten (10) days prior to the Closing Date.

                  (h) The Corporation shall have delivered to Thane a certificate of the Secretary of the Corporation (i) certifying that a true and correct copy of the Charter and Bylaws of the Corporation and all resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and each Document to which the Corporation is a party and authorizing the performance by the Corporation of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of the Corporation, in the form designated Exhibit N hereto.

                  (i) This Agreement and the Merger shall have received the requisite Corporation and Thane Stockholder Approval.

                  (j) The Corporation and the Controlling Stockholders shall have furnished to Thane such other and further documentation and certificates, including certificates of the Corporation's officers and others, as Thane shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                  (k) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which could adversely affect the trading of the Corporation stock.

                  (l) During the seven-calendar-day period ending on the Closing Date, (A) trading in securities generally on the securities exchange shall not have been suspended and (B) a general banking moratorium shall not have been declared by Federal or New York authorities.

                  (m) An opinion of counsel of the Corporation and the Controlling Stockholders addressed to Thane dated as of the Closing Date, satisfactory in form and substance to Thane with respect to the matters set forth in Exhibit O.

                  (n) Each of the Controlling Stockholders shall have executed and delivered the Affiliate Voting Agreement and such agreement shall be in full force and effect.

                  (o) Each of the Controlling Stockholders shall have (i) executed and delivered the Escrow Agreement and (ii) delivered the Reliant Escrow Shares subject thereof in accordance with the terms of such Escrow Agreement, and such agreement shall be in full force and effect.

                  (p) The Controlling Stockholders shall have executed and delivered the Employment Agreements.

                  (q) Thane shall have completed its due diligence investigation with respect to the Corporation and shall be satisfied with the results of such investigation in its sole and absolute discretion.

                  (r) Holders of not more than five percent (5%) of the outstanding shares of Corporation Common Stock shall have perfected dissenters rights, in accordance with Sections 92A.410 and 92A.420 of the NGCL, with respect to the approval by the Corporation's stockholders of the Merger.

                  (s) All Options to purchase Corporation Common Stock outstanding on the date of this Agreement shall have been cancelled and the Corporation shall provide Thane with evidence, satisfactory to Thane in its sole discretion, of such cancellation.

                  (t) Each of the Controlling Stockholders shall have executed and delivered irrevocable written instructions to Thane's transfer agent as contemplated in Section 2.8(c)(ii) hereof.

                                  ARTICLE VIII

                                   TERMINATION

                  SECTION 8.1 Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after stockholder approval) as provided below:

                  (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time.

                  (b) The Corporation may terminate this Agreement by giving written notice to Thane at any time prior to the Effective Time (i) in the event Thane has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Corporation has notified Thane of such breach, and the breach has continued without cure for a period of thirty
(30) days after notice of such breach or (ii) if the Closing shall not have occurred within forty-five (45) days from the date on which the Commission declares the Registration Statement effective, but in no event later than June 30, 2002, by reason of the failure of any condition precedent under Section 7.1; provided, however, the Corporation may not terminate the Agreement pursuant to this Section 8.1(b)(ii) if at the time of such termination a Closing otherwise cannot occur as a result of the Corporation's breach of any representation, warranty or covenant contained in this Agreement or its inability to satisfy each Closing condition set forth in Section 7.2 hereto.

                  (c) Thane may terminate this Agreement by giving written notice to the Corporation at any time prior to the Effective Time (i) in the event the Corporation has breached any representation, warranty or covenant contained in this Agreement in any material respect, Thane has notified the Corporation of such breach, and the breach has continued without cure for a period of thirty (30) days after notice of such breach or (ii) if the Closing shall not have occurred within forty-five (45) days from the date on which the Commission declares the Registration Statement effective, but in no event later than June 30, 2002, by reason of the failure of any condition precedent under
Section 7.1; provided, however, Thane may not terminate the Agreement pursuant to this Section 8.1(c)(ii) if at the time of such termination a Closing otherwise cannot occur as a result of Thane's breach of any representation, warranty or covenant contained in this Agreement or its inability to satisfy each Closing condition set forth in Section 7.1 hereto.

                  (d) Either the Corporation or Thane may terminate this Agreement by giving written notice to the other of its intent to do so in the event the requisite stockholder approval of the other Party is not obtained following a meeting of the stockholders of the Corporation held for the purpose of considering the Merger.

                  (e) Thane may terminate this Agreement by giving written notice to the Corporation of its intent to do so in the event that Thane is not satisfied, in its sole and absolute discretion, with its due diligence investigation of the Corporation.

                  (f) The Corporation may terminate this Agreement in the event the Board of Directors recommends and the stockholders of the Corporation, including the Controlling Stockholders, approve a Superior Proposal following a meeting of the stockholders of the Corporation held for the purpose of considering the Merger.

                  SECTION 8.2 Effect of Termination.

                  (a) If any party validly terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of Party then in breach and as set forth in Section 8.2(b) below); provided, that the confidentiality provisions contained in Sections 5.9 and 6.6 above) shall survive such termination.

                  (b)      If this Agreement is terminated:

                           (i)      by the Corporation in accordance with
         Section 8.1(b) or (d), then Thane shall, on the day next succeeding the date of such termination: (A) reimburse the Corporation in immediately available funds for the reasonable out-of-pocket expenses incurred by the Corporation (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to the Merger, this Agreement, and the transactions contemplated hereby, and
         (B) pay to the Corporation in immediately available funds an amount equal to $2,000,000.

                           (ii) by Thane in accordance with Section 8.1(c) or (d), then the Corporation shall, on the day next succeeding the date of such termination: (A) reimburse Thane in immediately available funds for the reasonable out-of-pocket expenses incurred by Thane (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors) related to the Merger, this Agreement, the transactions contemplated hereby and any related financing, and (B) pay to Thane in immediately available funds an amount equal to $2,000,000.

                           (iii) by Thane in accordance with Section 8.1(e), then Thane shall reimburse the Corporation in immediately available funds for the reasonable out-of-pocket expenses incurred by the Corporation (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors) related to the Merger Agreement, and the transactions contemplated hereby.

                           (iv) If this Agreement is terminated by the Corporation in accordance with Section 8.1(f), then the Corporation shall, on the day next succeeding the date of such termination, (A) reimburse Thane in immediately available funds for the out-of-pocket expenses of Thane (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors) related to the Merger, this Agreement, the transactions contemplated hereby and
         (B) pay to Thane in immediately available funds an amount equal to $5,000,000.

                  (c) Each Party shall either destroy or redeliver all documents and other material of any other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same.

                  (d) All information received by any Party hereto with respect to the business of any other Party (other than information which is a matter of public Knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such Party to the detriment of the Party furnishing such information.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.1 Survival; Indemnification.

                  (a) All of the terms and conditions of this Agreement, together with the representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) contained herein or in any instrument or document delivered pursuant to this Agreement, shall be deemed made at the Closing as if made at such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date) and shall survive the Closing for eighteen (18) months, except that (i) with respect to claims asserted pursuant to this Section 9.1 before the expiration of the applicable representation, warranty, covenant, or agreement, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) the representations and warranties in Sections 3.12, 3.17, 3.18, 4.12, 4.17 and 4.18 and their related schedules shall survive until thirty (30) days after the end of the applicable statute of limitations (as waived, tolled or amended), and (iii) the representations and warranties in Sections 3.4, 3.8, 3.24, 4.4, 4.23 and their related schedules and this Section
9.1 shall survive indefinitely; provided that the representations, warranties and indemnities for which as indemnification Claims shall be pending as of the end of the applicable period referred to herein shall survive with respect to such Claim until the final disposition thereof. All statements as to factual matters contained in any certificate, document or other instrument executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. The representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered in connection herewith shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the Knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party. In addition, in no event will any disclosure of any event or circumstance made after the date hereof and prior to the Closing serve to amend any representation or warranty for any purpose of this Agreement. No Claim may be commenced under this Section
9.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. A Claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

                  (b)      (i)      The Controlling Stockholders jointly and
severally agree after the Closing Date to indemnify and hold harmless the Corporation, Thane, their Affiliates, and their respective officers, directors, employees, stockholders and duly authorized agents and each of their affiliates and each other Person controlling Thane or the Corporation or any of their Affiliates within the meaning of either section 15 of the Securities Act or
Section 20 of the Exchange Act and any partner of any of them on an after-Tax basis from and against all (I) losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any Person to which any party indemnified under this clause may become subject which is related to or arises out of (A) any breach of, or failure to perform, any of the covenants (other than the covenant of the Corporation contained in 5.1(a)(vi) hereof) or agreements made in this Agreement by the Corporation and/or the Controlling Stockholders, (B) any breach or failure of any representation or warranty made by the Corporation and/or the Controlling Stockholders in this Agreement to be true and correct as of the applicable time; provided, however, that, for purposes of this clause (B), the determination of any such breach or failure, or the existence of any facts resulting in any breach or failure of, any such representation or warranty, shall be determined without regard to any "material," "materially," "Material Adverse Effect" or similar exception or qualification contained herein or therein; or (C) any action or omission of the Controlling Stockholders or any Corporation Entity in connection with the transactions contemplated hereby or by the other Documents, and (II) Taxes imposed on (A) the properties, income or operations of a Corporation Entity or for which a Corporation Entity may otherwise be liable, for all pre-Closing periods; (B) a Corporation Entity or for which a Corporation Entity may be liable, as a result of any transaction contemplated by this Agreement; or (C) a Corporation Entity as a result of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law and will reimburse Thane and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by Thane or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not Thane or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover, without limitation, reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding, delayed or conditioned. The representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered in connection herewith shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the Knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party. In addition, in no event will any disclosure of any event or circumstance made after the date hereof and prior to the Closing serve to amend any representation or warranty for any purpose of this Agreement.

                           (ii)     Thane agrees after the Closing Date to
indemnify and hold harmless the Corporation, its Affiliates, and their respective officers, directors, employees and duly authorized agents from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any Person to which any party indemnified under this clause may become subject which is related to or arises out of (A) any breach of, or failure to perform, any of the covenants (other than the covenant of Thane contained in 5.1(a)(vi) hereof) or agreements made in this Agreement by Thane, (B) any breach or failure of any representation or warranty made by Thane in this Agreement to be true and correct as of the applicable time; provided, however, that, for purposes of this clause (B), the determination of any such breach or failure, or the existence of any facts resulting in any breach or failure of, any such representation or warranty, shall be determined without regard to any "material," "materially," "Material Adverse Effect" or similar exception or qualification contained herein or therein; or (C) any action or omission of Thane in connection with the transactions contemplated hereby or by the other Documents, and will reimburse the Corporation and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by the Corporation or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not the Corporation or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover, without limitation, reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding, delayed or conditioned. The representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered in connection herewith shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the Knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party. In addition, in no event will any disclosure of any event or circumstance made after the date hereof and prior to the Closing serve to amend any representation or warranty for any purpose of this Agreement.

                  SECTION 9.2 Limitations.

                  (a) Neither party shall be required to indemnify the other party under Section 9.1 until the indemnifiable damages, individually or in the aggregate, exceed $200,000 (the "Hurdle Rate") (except with respect to breaches of the representations set forth in Section 3.17 and 4.15 (Taxes) or with respect to the indemnity set forth in Section 9.1(b)(i)(II)), at which point such indemnifying party shall be responsible for all indemnifiable damages that may arise, irrespective of the Hurdle Rate; and provided that indemnifiable damages shall accumulate until such time as they exceed the Hurdle Rate, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such damages.

                  (b) Absent fraud, after the Closing, the aggregate amount of indemnifiable damages for which either party shall be liable under Section
9.1 (other than Sections 3.2, 3.6, 3.17, 3.25, 4.2, 4.15, 4.21 and 9.1(b)(i)(II)
or for knowing or intentional misrepresentations or breaches of covenants and agreements or fraud) shall not exceed $2,400,000.

                  SECTION 9.3 Third Party Claims.

                  (a) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 9.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

                  Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of such failure or delay.

                  (b) In fulfilling its obligations under Section 9.1, after providing each Indemnified Party with a written acknowledgment of any liability under Section 9.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, however, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement or agreement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other Person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other Person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel.

Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (A) in the written opinion of counsel to the Indemnified Party, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding. In all other situations, the Indemnified Party shall have the right to participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or if the fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                  SECTION 9.4 Security for the Indemnification Obligation.

                  (a) Each Controlling Stockholder hereby agrees that, subject to the following provisions of this Section 9.4, any Claims for indemnification by Thane or any Affiliate thereof against the Corporation and/or the Controlling Stockholders (or any of them) hereunder may be satisfied by Thane or such Affiliate solely by recourse against the Escrow Shares pursuant to the terms of the Escrow Agreement based on the fair market value of a share of Thane Common Stock. If the Escrow Shares are insufficient to set off any Claim for indemnifiable damages made hereunder (or have been delivered to the holders prior to the making or resolution of such Claim), then Thane or any Affiliate thereof may take any action or exercise any remedy available to it against the Controlling Stockholders by appropriate legal proceedings to collect such indemnifiable damages. To the extent the Escrow Shares are sufficient in value to cover the claimed amount of all indemnification Claims, then Thane agrees to first seek indemnification against the Escrow Shares prior to seeking redress against any of the Controlling Stockholders' other assets.

                  (b) Thane hereby agrees that, subject to the following provisions of this Section 9.4, any Claims for indemnification by the Corporation or any Affiliate thereof against Thane hereunder may be satisfied by the Corporation or such Affiliate solely by recourse against the Thane Escrow Shares pursuant to the terms of the Escrow Agreement based on the fair market value of a share of Thane Common Stock at the time of such satisfaction. If the Thane Escrow Shares are insufficient to set off any Claim for indemnifiable damages made hereunder (or have been delivered to the holders prior to the making or resolution of such Claim), then the Corporation or any Affiliate thereof may take any action or exercise any remedy available to it against Thane by appropriate legal proceedings to collect such indemnifiable damages. To the extent the Thane Escrow Shares are sufficient in value to cover the claimed amount of all indemnification Claims, then the Corporation agrees to first seek indemnification against the Thane Escrow Shares prior to seeking redress against Thane's other assets.

                  (c) Each Indemnifying Party shall pay the indemnification amount claimed by the Indemnified Party in immediately available funds promptly or as an adjustment to the securities as contemplated in Section 9.4(d) below within ten (10) days after the Indemnified Party provides the Indemnifying Party with written notice of a Claim hereunder unless the Indemnifying Party in good faith disputes such Claim. If the Indemnifying Party disputes such Claim in good faith, then promptly after the resolution of such dispute, the amount finally determined to be due shall be paid by the Indemnifying Party to the Indemnified Party in immediately available funds within ten (10) days of such dispute resolution. In the event the Indemnifying Party fails to pay the Indemnified Party the amount of such indemnification Claim within such ten (10) day period the Indemnifying Party shall pay the Indemnified Party interest on the amount of such indemnification Claim at a rate of ten percent (10%) per annum, compounded monthly from the date of the original written notice of such indemnification Claim until the indemnification Claim is paid in full.

                  (d) If any Indemnifying Party fails to comply with its obligations to make cash payments to an Indemnified Party in an aggregate amount sufficient to reimburse the Indemnified Party for all losses resulting from an indemnified Claim, the Indemnified Party may pursue any and all rights and remedies against the Indemnifying Party available in law or in equity, subject only to the limitations set forth in Section 9.2 above. In addition, and not in limitation of or in substitution for the foregoing, in the event Thane is the Indemnified Party, Thane may cause the cancellation of shares of Thane Common Stock retained by the breaching Indemnifying Parties so long as the aggregate fair market value of such canceled securities does not exceed the amount of such indemnity obligations, and reissue to the Indemnified Party shares of Thane Common Stock so canceled in the amount of such indemnification Claim, plus any accrued and unpaid interest. To effect any such election, Thane shall deliver to the breaching Indemnifying Party a written notice (i) identifying the breaching Indemnifying Party and stating that such breaching Indemnifying Party has failed to make the payments to such Indemnified Party in the respect of a loss in the full amounts required pursuant to this Article IX; (ii) the amount of such unreimbursed loss, and (iii) the number of shares of Thane Common Stock which the Indemnified Party has elected to cause the Corporation to cancel in satisfaction of such unpaid loss. Thane may designate for cancellation from each breaching Indemnifying Party such number of shares of Thane Common Stock as it may determine in its sole discretion, so long as the aggregate fair market value of such canceled securities does not exceed the aggregate unreimbursed loss at the time of delivery of the applicable cancellation notice to the Indemnifying Parties. Upon delivery of a cancellation notice the securities identified in such notice as canceled securities shall be deemed for all purposes to be canceled and, accordingly, Thane's books and records shall thereafter reflect that such securities are no longer outstanding for any purpose, unless within fifteen (15) days following delivery thereof the Indemnifying Parties deliver a written notice to Thane objecting thereto, in which event such securities shall not be canceled but shall be held by the Indemnifying Party, and the Indemnifying Party shall (and Thane shall place stop transfer instructions on such shares to assist the Indemnifying Party to) ensure that no interest therein will be transferred, pending resolution of the dispute. Each party to such dispute shall seek to resolve such dispute expeditiously and in good faith. If and at such time as any securities are canceled pursuant to this Section 9.4(d), the holders thereof shall promptly surrender to Thane the certificates representing such canceled securities, duly endorsed for transfer as requested by Thane, so that new certificates representing any securities represented thereby which are not so canceled may be issued to the holder thereof and certificates representing the canceled securities may be destroyed by Thane or reissued to the Indemnified Party.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all the parties hereto with respect to any of the terms contained herein. No course of dealing between or among the parties shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

                  SECTION 10.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

                  If to the Corporation, to it at:

                           Reliant Interactive Media Corp.
                           2701 N. Rocky Point Drive, Suite 200
                           Tampa, Florida 33607
                           Attention: Kevin Harrington
                                      Karl Rodriguez, Esq.
                           Facsimile: (813) 282-0045

                  if to Thane:

                           Thane International, Inc.
                           78-140 Calle Tampico
                           La Quinta, California 92253
                           Attention: William Hay
                           Facsimile: (760) 777-0214
                  and a copy (which shall not constitute notice) to:

                           White & Case LLP
                           200 S. Biscayne Boulevard, Suite 4900
                           Miami, Florida 33131
                           Attention:  Jorge L. Freeland, Esq.
                           Facsimile: (305) 358-5744

                  SECTION 10.3 Governing Law. The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

                  SECTION 10.4 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof, including, without limitation, the term sheet dated November 5, 2001.

                  SECTION 10.5 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                  SECTION 10.6 Titles and Headings; Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

                  SECTION 10.7 Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

                  SECTION 10.8 Expenses; Brokers. Subject to the provisions of
Section 9.4, each party shall pay or cause to be paid, whether or not the Closing occurs hereunder, their respective out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, the other Documents and all matters related thereto (including, without limitation, reasonable fees and disbursements of counsel and consultants). Notwithstanding the foregoing, the parties agree that except as set forth in Section 8.2, any filing fees, printing fees and other expenses relating to the registration of the Thane Common Stock

(other than expenses of legal and financial advisor which shall be borne by each party respectively) shall be split equally between the parties. Each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

                  SECTION 10.9 Press Releases and Public Announcements. All press releases and similar public announcements relating to the transactions contemplated by the Documents shall be made only if mutually agreed upon by the Corporation and Thane, except to the extent that such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation; provided that any such required disclosure shall only be made by one party, to the extent consistent with law, after consultation with the other party.

                  SECTION 10.10 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Corporation or Thane without the prior written consent of the other. Any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth herein.

                  SECTION 10.11 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 10.12 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  SECTION 10.13 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

                  SECTION 10.14 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement and Plan of Merger as of the date first above written.





                                        THANE INTERNATIONAL, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        RELIANT INTERACTIVE MEDIA CORP.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        RELIANT ACQUISITION CORPORATION



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        CONTROLLING CORPORATION STOCKHOLDERS




                                        ----------------------------------------
                                        Kevin Harrington




                                        ----------------------------------------
                                        Timothy Harrington




                                        ----------------------------------------
                                        Mel Arthur